IndyMac INDX Mortgage Loan Trust 2007-FLX6

Final Term Sheet

$501,938,100 (Approximate)

IndyMac MBS, Inc.
Depositor

IndyMac Bank, F.S.B.
Sponsor, Seller and Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED JULY 30, 2007

IndyMac INDX Mortgage Loan Trust 2007-FLX6

Distributions are payable monthly on the 25th day of each month, beginning August 27, 2007

The issuing entity will issue the following classes of certificates:
Class	Initial Class Certificate Balance (1)	Pass-Through Rate (2)	Class	Initial Class Certificate Balance (1)		Pass-Through Rate (2)
Class 1-A-1	$94,391,000	Floating	Class M-3	$	Class 1-A-1	$
Class 1-A-2	$23,597,000	Floating	Class M-4	$	Class 1-A-2	$
Class 2-A-1	$215,935,200	Floating	Class M-5	$	Class 2-A-1	$
Class 2-A-2	$89,973,000	Floating	Class M-6	$	Class 2-A-2	$
Class 2-A-3	$53,983,800	Floating	Class M-7	$	Class 2-A-3	$
Class A-R	$100	N/A	Class M-8	$	Class A-R	$
Class M-1	$7,344,000	Floating	Class M-9	$	Class M-1	$
Class M-2	$2,786,000	Floating			Class M-2	$

(1)            This amount is approximate and is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)            The classes of certificates offered by this free writing prospectus, together with the method of calculating their pass-through rates, are listed in the tables under “Summary—Description of the Certificates” in this free writing prospectus.

Summary

•
This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of an offering of the certificates, carefully read this entire document and the accompanying prospectus.

•
While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision.

Issuing Entity

IndyMac INDX Mortgage Loan Trust 2007-FLX6, a common law trust formed under the laws of the State of New York.

Depositor

IndyMac MBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of IndyMac Bank, F.S.B. Its address is 155 North Lake Avenue, Pasadena, California 91101, and its telephone number is (800) 669-2300.

Sponsor, Seller and Servicer

IndyMac Bank, F.S.B., a federal savings bank.  Its principal executive offices are located at 888 East Walnut Street, Pasadena, California 91101-7211, and its telephone number is (800) 669-2300.

Trustee, Swap Trustee and Supplemental Interest Trustee

Deutsche Bank National Trust Company, a national banking association.  The corporate trust office of the trustee is located (i) for purposes of certificate transfers, at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention:  Transfer Unit and (ii) for all other purposes, at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration IN07F6, and its telephone number is (714) 247-6000.

The Corridor Counterparty and Swap Counterparty

Merrill Lynch Capital Services, Inc. is a wholly owned subsidiary of Merrill Lynch & Co., Inc.  with its principal executive offices are located at Four World Financial Center, 12th Floor, New York, New York 10080.

The NIM Insurer

After the closing date, a separate trust (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the  Class P and Class C Certificates.  Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities.  The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the “NIM Insurer.”  The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates.  Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement dated as of

July 1, 2007 among the seller, the servicer, the depositor, the trustee, the swap trustee and the supplemental interest trustee, under which the issuing entity will be formed.

Cut-off Date

For each mortgage loan, the later of July 1, 2007 and the origination date of the mortgage loan.

Closing Date

On or about July 30, 2007.

The Mortgage Loans

The mortgage pool will consist primarily of 30-year conventional adjustable-rate negative amortization mortgage loans secured by first liens on one- to four-family residential properties.  The mortgage loans will be divided into two groups.  Each group of mortgage loans is referred to as a “loan group.”  The mortgage rate on each mortgage loan in each loan group is fixed for a specified period after origination after which the mortgage rate is adjustable, based on the one-year LIBOR index.

The percentages of the aggregate stated principal balance of the mortgage loans in each loan group and in the aggregate as of the cut-off date for the various fixed rate periods are expected to be approximately as follows:

Fixed Rate Period (months)	Percent of Aggregate Stated Principal Balance of Group 1 Mortgage Loans as of the Cut-off Date
36	1.71%
60	60.73%
84	37.56%

Fixed Rate Period (months)	Percent of Aggregate Stated Principal Balance of Group 2 Mortgage Loans as of the Cut-off Date
36	1.03%
60	59.92%
84	39.05%

Fixed Rate Period (months)	Percent of Cut-off Date Pool Principal Balance
36	1.20%
60	60.12%
84	38.68%

The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in loan group 1 had the following characteristics:

Aggregate Stated
Principal Balance	$125,054,683

Geographic Concentrations in
excess of 10%:
California	50.56%

Weighted Average
Original LTV Ratio	70.47%

Weighted Average
Mortgage Rate	7.088%

Range of Mortgage Rates	5.500% to 9.000%

Average Current
Principal Balance	$278,518

Range of Current
Principal Balances	$68,000 to $624,000

Weighted Average
Remaining Term to
Maturity	360 months

Weighted Average FICO
Credit Score	719

Weighted Average Gross
Margin	2.754%

Weighted Average Maximum
Mortgage Rate	12.105%

Weighted Average Minimum
Mortgage Rate	2.754%

Range of Months to Next
Mortgage Rate Adjustment	35 to 85

Negative Amortization Limit
115%	100.00%

As of the cut-off date, the mortgage loans in loan group 2 had the following characteristics:

Aggregate Stated
Principal Balance	$381,442,983

Geographic Concentrations in
excess of 10%:
California	66.84%

Weighted Average
Original LTV Ratio	70.74%

Weighted Average
Mortgage Rate	6.832%

Range of Mortgage Rates	5.875% to 8.875%

Average Current
Principal Balance	$507,238

Range of Current
Principal Balances	$79,900 to $2,600,000

Weighted Average
Remaining Term to
Maturity	360 months

Weighted Average FICO
Credit Score	720

Weighted Average Gross
Margin	2.751%

Weighted Average Maximum
Mortgage Rate	11.842%

Weighted Average Minimum
Mortgage Rate	2.751%

Range of Months to Next
Mortgage Rate Adjustment	35 to 85

Negative Amortization Limit
115%	100.00%

As of the cut-off date, the mortgage loans in the issuing entity had the following characteristics:

Aggregate Stated
Principal Balance	$506,497,666

Geographic Concentrations
in excess of 10%:

California	62.82%

Weighted Average
Original LTV Ratio	70.67%

Weighted Average
Mortgage Rate	6.895%

Range of Mortgage Rates	5.500% to 9.000%

Average Current
Principal Balance	$421,730

Range of Current
Principal Balances	$68,000 to $2,600,000

Weighted Average
Remaining Term to
Maturity	360 months

Weighted Average FICO
Credit Score	720

Weighted Average Gross
Margin	2.752%

Weighted Average Maximum
Mortgage Rate	11.907%

Weighted Average Minimum
Mortgage Rate	2.752%

Range of Months to Next
Mortgage Rate Adjustment	35 to 85

Negative Amortization Limit
115%	100.00%

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Initial Class Certificate Balance (1)	Principal Type	Interest Type	Final Scheduled Distribution Date	Modeled Final Distribution Date	Initial Rating Moody’s/S&P (2)
Offered Certificates
1-A-1	$94,391,000	Senior/Super Senior	Floating Rate	September 25, 2037	January 25, 2016	Aaa/AAA
1-A-2	$23,597,000	Senior/Support	Floating Rate	September 25, 2037	January 25, 2016	Aaa/AAA
2-A-1	$215,935,200	Senior/Super Senior	Floating Rate	September 25, 2037	January 25, 2016	Aaa/AAA
2-A-2	$89,973,000	Senior/Super Senior/Support	Floating Rate	September 25, 2037	January 25, 2016	Aaa/AAA
2-A-3	$53,983,800	Senior/Support	Floating Rate	September 25, 2037	January 25, 2016	Aaa/AAA
A-R	$100	Senior/REMIC Residual	N/A	September 25, 2037	August 25, 2007	NR/AAA
M-1	$7,344,000	Subordinate	Floating Rate	September 25, 2037	January 25, 2016	Aa1/AA+
M-2	$2,786,000	Subordinate	Floating Rate	September 25, 2037	January 25, 2016	Aa2/AA
M-3	$2,532,000	Subordinate	Floating Rate	September 25, 2037	January 25, 2016	Aa3/AA-
M-4	$2,533,000	Subordinate	Floating Rate	September 25, 2037	January 25, 2016	A1/A+
M-5	$1,773,000	Subordinate	Floating Rate	September 25, 2037	January 25, 2016	A1/A
M-6	$1,772,000	Subordinate	Floating Rate	September 25, 2037	October 25, 2015	A2/A-
M-7	$1,773,000	Subordinate	Floating Rate	September 25, 2037	March 25, 2015	A3/BBB+
M-8	$1,773,000	Subordinate	Floating Rate	September 25, 2037	July 25, 2014	Baa1/BBB
M-9	$1,772,000	Subordinate	Floating Rate	September 25, 2037	August 25, 2013	Baa3/BBB-

Non-Offered Certificates (3)
P	$100	Prepayment Charges	N/A	N/A	N/A
C	N/A	Excess Cashflow	N/A	N/A	N/A
L	N/A	Late Payment Fees	N/A	N/A	N/A

________________
(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10% and depends on the amount of mortgage loans actually delivered on the closing date.

(2)
The offered certificates will not be offered unless they are assigned not lower than the indicated ratings by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service Inc. (“Moody’s”).  A rating is not a recommendation to buy, sell or hold securities.  These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class P, Class C and Class L Certificates are not offered by this free writing prospectus.  The Class P Certificates will be entitled to any prepayment charges collected on the mortgage loans.  The Class C Certificates will be entitled to receive any excess cashflow from the mortgage loans after all required distributions are made on the offered certificates.  The Class L Certificates will be entitled to receive all late payment fees collected on the mortgage loans.  Any information contained in this free writing prospectus with respect to these certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

Class	Initial Pass-Through Rate (1)	Pass-Through Rate Before and Including the Optional Termination Date (2)	Pass-Through Rate After the Optional Termination Date (3)	Interest Accrual Period	Interest Accrual Convention
Offered Certificates
1-A-1	5.570%	LIBOR + 0.250%(4)	LIBOR + 0.500%(4)	(5)	Actual/360 (6)
1-A-2	5.620%	LIBOR + 0.300%(4)	LIBOR + 0.600%(4)	(5)	Actual/360 (6)
2-A-1	5.570%	LIBOR + 0.250%(4)	LIBOR + 0.500%(4)	(5)	Actual/360 (6)
2-A-2	5.590%	LIBOR + 0.270%(4)	LIBOR + 0.540%(4)	(5)	Actual/360 (6)
2-A-3	5.620%	LIBOR + 0.300%(4)	LIBOR + 0.600%(4)
A-R	N/A	N/A	N/A	N/A	N/A
M-1	5.820%	LIBOR + 0.500%(4)	LIBOR + 0.750%(4)	(5)	Actual/360 (6)
M-2	5.870%	LIBOR + 0.550%(4)	LIBOR + 0.825%(4)	(5)	Actual/360 (6)
M-3	6.070%	LIBOR + 0.750%(4)	LIBOR + 1.125%(4)	(5)	Actual/360 (6)
M-4	6.320%	LIBOR + 1.000%(4)	LIBOR + 1.500%(4)	(5)	Actual/360 (6)
M-5	6.320%	LIBOR + 1.000%(4)	LIBOR + 1.500%(4)	(5)	Actual/360 (6)
M-6	6.320%	LIBOR + 1.000%(4)	LIBOR + 1.500%(4)	(5)	Actual/360 (6)
M-7	6.320%	LIBOR + 1.000%(4)	LIBOR + 1.500%(4)	(5)	Actual/360 (6)
M-8	6.320%	LIBOR + 1.000%(4)	LIBOR + 1.500%(4)	(5)	Actual/360 (6)
M-9	6.320%	LIBOR + 1.000%(4)	LIBOR + 1.500%(4)	(5)	Actual/360 (6)

Non-Offered Certificates (7)
P	N/A	N/A	N/A	N/A	N/A
C	N/A	N/A	N/A	N/A	N/A
L	N/A	N/A	N/A	N/A	N/A

_________________
(1)	Reflects the expected pass-through rate as of the closing date.

(2)	Reflects the pass-through rate calculation up to and including the earliest possible distribution date on which the servicer has the option to purchase the mortgage loans.

(3)	Reflects the pass-through rate calculation if the option to purchase the mortgage loans is not exercised by the servicer at the earliest possible distribution date.

(4)	The pass-through rates on the LIBOR Certificates adjust monthly based on the level of one-month LIBOR, subject to the related available funds rate.

(5)
The interest accrual period for any distribution date will be the period beginning on the preceding distribution date (or in the case of the first distribution date, on the closing date) and ending on the day immediately preceding that distribution date.

(6)	Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the interest accrual period.

(7)	The Class P, Class C and Class L Certificates will not accrue any interest.

Designations

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

Designation	Class of Certificates

Senior Certificates	Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class A-R Certificates

Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2 and Class A-R Certificates

Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates

Subordinated Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates

LIBOR Certificates	Senior and Subordinated Certificates (other than the Class A-R Certificates)

Offered Certificates	Senior and Subordinated Certificates

Residual Certificates	Class A-R Certificates

Non-offered Certificates	Class P, Class C and Class L Certificates

Distributions of principal and interest on the senior certificates will be based primarily on collections from the mortgage loans in the related loan group, as described in this free writing prospectus.  Distributions of principal and interest on the subordinated certificates will be based on collections from the mortgage loans in both loan groups, as described in this free writing prospectus.

The rights of the holders of the subordinated certificates to receive distributions of principal and interest will be subordinate to the rights of the holders of the senior certificates.

The Class C Certificates will be entitled to receive any monthly excess cashflow from the mortgage loans after required distributions are made to the senior and subordinated certificates.

The Class P Certificates will be entitled to receive prepayment charges paid by borrowers upon certain full or partial prepayment of the mortgage loans.

These amounts will not be available for distribution to other classes of certificates.

The Class L Certificates will be entitled to receive late payment fees  paid by borrowers with respect to the mortgage loans.  These amounts will not be available for distribution to other classes of certificates.

The Class C, Class P and Class L Certificates are not offered by this free writing prospectus.

Record Date

The business day immediately preceding a distribution date in the case of the LIBOR Certificates or, in the case of the Class A-R Certificates or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Denominations

Offered  Certificates (other than the Class A-R Certificates):

$25,000 and multiples of $1,000 in excess thereof.

Class A-R Certificates:

$100.

Registration of Offered Certificates

LIBOR Certificates

Book-entry form.  Persons acquiring beneficial ownership interests in the LIBOR Certificates will hold their beneficial interests through The Depository Trust Company in the United States and, upon request, through Clearstream Luxembourg or the Euroclear System in Europe.

Class A-R Certificates

Fully registered certificated form.  The residual certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions the next business day. The first distribution date is scheduled for August 27, 2007.

Interest Distributions

The related interest accrual period, interest accrual convention and pass-through rate for each class of certificates is shown in the table above.

On each distribution date, to the extent funds are available, each class of LIBOR Certificates will be entitled to receive interest accrued at the applicable pass-through rate during the related interest accrual period on its class certificate balance immediately prior to that distribution date and any interest carry forward amount, plus, any net rate carryover for that class.  The residual certificates will not bear interest.

Interest will accrue for each interest accrual period related to a distribution date on each class of offered certificates at the lesser of (1) the applicable annual rate as described in the table above for that class of certificates and (2) the related available funds rate for that distribution date.  The available funds rate for a class of certificates is generally based on the interest funds for its related loan group or loan groups (net of any swap payments and swap termination payments payable by the issuing entity to the swap counterparty, other than any swap termination payments due to a swap counterparty trigger event) for that distribution date.

The amount of interest distributable on a distribution date with respect to a class of certificates will be reduced by the allocable share for that class of (x) any net prepayment interest shortfalls, (y) any reductions due to the application of the Servicemembers Civil Relief Act and similar state and local laws on the related mortgage loans, not covered by excess cashflow, as described under “Description of the Certificates – Interest” in this free writing prospectus and (z) any net deferred interest allocated to that class.

Effect of negative amortization.  If an increase in the mortgage index causes interest to accrue on a mortgage loan for a given month in excess of the monthly payment that the borrower elects to pay for that mortgage loan or the payment made by the borrower is less than the interest only monthly payment, the amount of that excess will be added to the outstanding principal balance of that mortgage loan in the form of deferred interest.  For any distribution date the net deferred interest for a loan group is the excess, if any, of (i) the aggregate deferred interest with respect to the mortgage loans in that loan group for the due period related to that distribution date, over (ii) the aggregate amount of principal prepayments in excess of the interest only monthly payment received with respect to the mortgage loans in that loan group during the related prepayment period.  For any distribution date, the net deferred interest for a loan group will be deducted from the interest remittance amount for that loan group as described in this free writing prospectus.  The amount of net deferred interest deducted from the interest distributable to a class of certificates will be added to the class certificate balance of that class.

Interest carry forward amount is interest that was due but not distributed on the prior distribution date.  Any interest carry forward amount on the senior certificates will be paid from interest funds in the related loan group (and, in some cases from the other loan group) and any net swap payments available for that purpose.  Any interest carry forward amount on the subordinated certificates will be paid from the interest funds for both loan groups and any net swap payments available for that purpose.

When a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing compensation to offset this shortfall but the reduction for any distribution date is limited to an amount equal to the product of one-twelfth of 0.125% multiplied by the pool principal balance as of the first day of the prior month. If the aggregate amount of interest shortfalls resulting from prepayments in excess of a borrower’s fully amortizing payment on the mortgage loans exceeds the amount of the reduction in the servicer’s servicing compensation, the interest entitlement for each class of certificates will be reduced proportionately by the amount of this excess.

For each class of LIBOR Certificates, any net rate carryover (which is interest due on a prior distribution date that was not paid on a prior distribution date due to the application of the related available funds rate) will be payable from excess cashflow as and to the extent described in this free writing prospectus and from payments allocated to the issuing entity from the swap contract and the corridor contract in the manner described in this free writing prospectus.

Principal Distributions

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the distribution of principal.  The manner of distributing principal among the classes of certificates will depend on the priority of distributions, which will differ, as described in this free writing prospectus, depending on whether the distribution date is before or on or after the stepdown date and on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group basis and will be based on the “interest remittance amount” for the applicable loan group.  The interest remittance amount for a loan group and any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted), in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

•	the interest portion of monthly payments on the mortgage loans in that loan group less the servicing fee;

•	interest collected in connection with prepayments of the mortgage loans in that loan group;

•	interest amounts advanced by the servicer with respect to the mortgage loans in that loan group with respect to payments not received by the related determination date;

•	any compensating interest paid by the servicer related to prepayments of the mortgage loans in that loan group;

•	liquidation proceeds of the mortgage loans in that loan group (to the extent allocable to interest); and

•
the lesser of (1) the aggregate amount of principal prepayments of amounts in excess of the interest only monthly payment on the mortgage loans in that loan group and (2) the aggregate deferred interest on the mortgage loans in that loan group.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group basis and will generally consist of the following amounts without duplication, in each case to the extent received, collected or paid as provided in the pooling and servicing agreement:

•	the principal portion of monthly payments on the mortgage loans in that loan group;

•	principal advances by the servicer with respect to the mortgage loans in that loan group not received by the related determinations date;

•
the excess, if any, of the principal prepayments of amounts in excess of the interest only monthly payment on the mortgage loans in that loan group over the aggregate deferred interest with respect to the mortgage loans in that loan group for that distribution date;

•	the stated principal balance of any mortgage loans in that loan group repurchased or purchased by the seller or the servicer, as applicable;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan in that loan group over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds of the mortgage loans in that loan group (to the extent allocable to principal);

•	subsequent recoveries with respect to the mortgage loans in that loan group; and

•
excess cashflow (to the extent available) to maintain the overcollateralization amount as described under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

Fees and Expenses

The amounts available for distribution on the certificates on any distribution date generally will not include the following amounts:

•	the servicing fee and additional servicing compensation due to the servicer;

•	the trustee fee due to the trustee;

•	amounts reimbursed to the servicer and the trustee in respect of advances previously made by them and other amounts for which the servicer and trustee are entitled to be reimbursed;

•	net swap payment amounts payable to the swap counterparty;

•	all late payment fees (which are distributable only to the Class L Certificates);

•	all prepayment charges (which are distributable only to the Class P Certificates); and

•	all other amounts for which the depositor, the seller or the servicer is entitled to be reimbursed.

These amounts will reduce the amount distributed to the certificateholders.

Servicing Fee

The servicer will be paid a monthly fee (referred to as the servicing fee) with respect to each mortgage loan of 0.375% per annum (referred to as the servicing fee rate).

Additional Servicing Compensation

The servicer is also entitled to receive additional servicing compensation from assumption fees and other similar charges (excluding prepayment charges and late payment fees) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts and excess proceeds with respect to liquidated mortgage loans.

Source and Priority of Distributions

These amounts will be paid to the servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Interest Distributions

In general, on any distribution date, interest funds will be distributed in the following priority:

first, the interest funds related to a loan group will be distributed in the following priority:

(i) to the swap account, the related swap allocation percentage of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty under the swap contract with respect to that distribution date; and

(ii) concurrently, to each class of interest-bearing senior certificates related to that loan group, pro rata based on their respective interest entitlements for that distribution date, the related current interest and the interest carry forward amount;

second, the interest funds remaining undistributed from each loan group after application under first above will be aggregated and distributed in the following priority:

(i) concurrently, to each class of interest-bearing senior certificates, pro rata, based on their respective entitlements for that distribution date, any current interest and any interest carry forward amount remaining unpaid;

(ii) sequentially, in the order of their numerical class designations, to each class of subordinated certificates, the current interest and the interest carry forward amount for each class for that distribution date; and

(iii) as part of the excess cashflow, as described under “Excess Cashflow—Application of Excess Cashflow” below.

Priority of Principal Distributions

General

The manner of allocating principal distributions among the classes of certificates will differ, as described in this free writing prospectus, depending upon the occurrence of several different events or triggers:

•	whether a distribution date occurs before or on or after the “stepdown date,” which is the earlier of :

(1) the later of (x) the distribution date in August 2010 and (y) the first distribution date on which the senior enhancement percentage is equal to or greater than approximately (a) on any distribution date prior to the distribution date in August 2013, 14.125% and (b) on any distribution date on or after the distribution date in August 2013, 11.300% and;

(2) the first distribution date after the distribution date on which the aggregate class certificate balance of the senior certificates has been reduced to zero;

•	whether cumulative losses on the mortgage loans are higher than certain levels specified in this free writing prospectus (a “cumulative loss trigger event”); and

•	whether the rate of delinquencies of the mortgage loans over any three-month period is higher than certain levels set forth in this free writing prospectus (a “delinquency trigger event”).

A “trigger event” will be in effect on any distribution date if either (i) a cumulative loss trigger event or (ii) a delinquency trigger event is in effect for that distribution date.

Effect of the Stepdown Date If a Trigger Event is Not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the classes of senior certificates until those classes are paid in full, a portion of those amounts distributable as principal will be allocated to the classes of subordinated certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates.  These amounts are described in more detail under “Description of the Certificates —Principal” in this free writing prospectus.

Priority of Principal Distributions

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount will be distributed in the following priority:

(1) concurrently:

(A)  from the principal distribution amount for loan group 1 in the following priority:

(i) to the swap account, the related swap allocation percentage of the amount of any net swap payment and any swap termination payment owed to the swap counterparty (other than a swap termination payment due to a swap counterparty trigger event) to the extent those amounts were not paid previously from the interest funds;

(ii) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(iii) concurrently to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

(iv) concurrently, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 Certificates, pro rata (after any distributions to such classes pursuant to clause (B)(ii) below), until their class certificate balances are reduced to zero;

(B)  from the principal distribution amount for loan group 2 in the following priority:

(i) to the swap account, the related swap allocation percentage of the amount of any net swap payment and any swap termination payment owed to the swap counterparty (other than a swap termination payment due to a swap counterparty trigger event) to the extent those amounts were not paid previously from the interest funds;

(ii) concurrently to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(iii) concurrently, to Class 1-A-1 and Class 1-A-2 Certificates, pro rata, (after any distribution to such classes pursuant to clause (A)(iii) above), until their class certificate balances are reduced to zero; and

(2) from the remaining principal distribution amount for both loan groups, in the following priority:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

(ii) any remainder as part of the excess cashflow to be allocated as described under “Excess Cashflow—Application of Excess Cashflow” below.

On any distribution date on or after the stepdown date and so long as a trigger event is not in effect, the principal distribution amount for each loan group will be distributed in the following priority:

(1) concurrently:

(A)  from the principal distribution amount for loan group 1 in the following priority:

(i) to the swap account, the related swap allocation percentage of the amount of any net swap payment and any swap termination payment owed to the swap counterparty (other than a swap termination payment due to a swap counterparty trigger event) to the extent those amounts were not paid previously from the interest funds;

(ii) in an amount up to the group 1 senior principal distribution amount for that distribution date, concurrently to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(iii) concurrently, to Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, (after any distribution to such classes pursuant to clause (B)(ii) below), any group 2 senior principal distribution amount remaining undistributed for that distribution date, until their class certificate balances are reduced to zero;

(B)  from the principal distribution amount for loan group 2 in the following priority:

(i) to the swap account, the related swap allocation percentage of the amount of any net swap payment and any swap termination payment owed to the swap counterparty (other than a swap termination payment due to a swap counterparty trigger event) to the extent those amounts were not paid previously from the interest funds;

(ii) in an amount up to the group 2 senior principal distribution amount for that distribution date, concurrently to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

(iii) concurrently, to Class 1-A-1 and Class 1-A-2 Certificates, pro rata (after any distribution to such classes pursuant to clause (A)(ii) above, any group 1 senior principal distribution amount remaining undistributed for that distribution date, until their class certificate balances are reduced to zero; and

(2) from the remaining principal distribution amount for both loan groups, in the following priority:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the subordinated class principal distribution target amount for each such class, in each case until its class certificate balance is reduced to zero; and

(ii) any remainder as part of the excess cashflow to be allocated as described under “—Excess Cashflow—Application of Excess Cashflow” below.

The Swap Contract

The swap trustee, on behalf of the swap trust, will enter into an interest rate swap contract with Merrill Lynch Capital Services, Inc.

Beginning on the distribution date in July 2008, on or prior to each distribution date up to and including the swap contract termination date, the swap trustee will be obligated to pay to the swap counterparty an amount equal to the product of (a) 5.30% per annum, (b) 250, (c) the swap contract notional balance for that distribution date and (d) the actual number of days in the related calculation period, divided by 360.  In addition, on or prior to the distribution date to and including the swap contract termination date, the swap counterparty will be obligated to pay to the swap trustee an amount equal to the product of (a) one-month LIBOR (as determined by the swap counterparty), (b) 250, (c) the swap contract notional balance for that distribution date and (d) the actual number of days in the related calculation period, divided by 360.

On each distribution date, to the extent that the amount payable by the swap trustee exceeds the amount payable by the swap counterparty, the trustee will be required to deduct from the interest funds the amount of that excess and, in its capacity as swap trustee, to remit the amount of that excess to the swap counterparty for the swap contract.  To the extent that the amount payable by the swap counterparty exceeds the amount payable by the swap trustee, the swap counterparty will be required to pay to the swap trustee the amount of that excess.  Any net payment received by the swap trustee from the swap counterparty will be used to cover unpaid current interest, interest carry forward amounts, net rate carryover and unpaid realized loss amounts on the LIBOR Certificates and to restore and maintain overcollateralization at the required level.

The Corridor Contract

The supplemental interest trustee, on behalf of the supplemental interest trust, will enter into an interest rate corridor contract with Merrill Lynch Capital Services, Inc. as corridor counterparty.

Beginning on the initial distribution date, on each distribution date up to and including the distribution date in June 2008, the corridor counterparty will be required to make monthly payments to the supplemental interest trustee, if one-month LIBOR for the related distribution date exceeds the corridor contract strike rate for that distribution date, subject to a maximum rate of 10.220% per annum.

Amounts received by the supplemental interest trustee with respect of the corridor contract will be available as described in this free writing prospectus to pay any net rate carryover with respect to the LIBOR Certificates as described under “Description of the Certificates—Interest” in this free writing prospectus.

Any amounts received in respect of the corridor contract and allocated to the supplemental interest trust for a distribution date that are not used on that date to cover net rate carryover amounts on the LIBOR Certificates will be distributed to the Class C Certificates as provided in the pooling and servicing agreement and will not be available thereafter for payment of net rate carryover on any class of certificates.

Limited Recourse

The only source of funds available for interest and principal distributions on the certificates will be the assets of the issuing entity and the supplemental interest trust.  The issuing entity will have no source of funds other than collections and recoveries of the mortgage loans through insurance or otherwise.  No other entity will be required or expected to make any distributions on the certificates.

Optional Termination

The servicer may purchase all of the remaining assets of the issuing entity and retire all outstanding classes of certificates following the distribution date on which the aggregate stated principal balance of all of the mortgage loans and real estate owned by the issuing entity declines below 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.  The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Advances

The servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal distributions on the certificates and are not intended to guarantee or insure against losses.

Required Repurchases, Substitutions or Purchases of Mortgage Loans

The seller will make certain representations and warranties relating to the mortgage loans pursuant to the pooling and servicing agreement.  If with respect to any mortgage loan any of the representations and warranties are breached in any material respect as of the date made, or an uncured material document defect exists, the seller will be obligated to repurchase or substitute for the mortgage loan.

The servicer is permitted to modify any mortgage loan at the request of the related mortgagor, provided that the servicer purchases the mortgage loan from the issuing entity immediately preceding the modification and that the modification is in lieu of a refinancing.  In addition, under limited circumstances, the servicer will repurchase certain mortgage loans that experience an early payment default (default in the first three months following origination).

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the certificates consists solely of excess cashflow, overcollateralization, subordination, and the loss allocation features.

Overcollateralization

On the closing date, the aggregate stated principal balance of the mortgage loans is expected to exceed the aggregate class certificate balance of the certificates by approximately $4,559,565, which represents approximately 0.90% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.  This amount is referred to as “overcollateralization” and is approximately equal to the initial level of overcollateralization required by the pooling and servicing agreement.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb losses from liquidated mortgage loans that would otherwise be allocated to the certificates, if those losses are not otherwise covered by excess cashflow (if any) from the  mortgage loans.  The required level of overcollateralization may change over time.

Excess Cashflow

The mortgage loans are expected to generate more interest than is needed to distribute interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the classes of certificates, plus the weighted average expense fee rate and net swap payments payable to the swap counterparty.  The “expense fee rate” is the sum of the servicing fee rate and the trustee fee rate.  Any interest payments received in respect of the mortgage loans in excess of the amount that is needed to offset deferred interest, to make net swap payments, to distribute interest on the certificates in the amounts and order described in this free writing prospectus and to pay the issuing entity expenses, will be used to reduce the aggregate class certificate balance of the certificates in the amounts, in order to maintain or restore the required level of overcollateralization.

Application of Excess Cashflow

The amount of any excess interest together with certain amounts of the principal distribution amount not distributed to the certificates on any distribution date will be applied as “excess cashflow” in order to pay principal on the certificates, to pay net rate carryover amounts and to make other payments as described in this free writing prospectus.

Any excess cashflow will be distributed on each distribution date in the following priority:

(i) to the certificates then entitled to receive principal on that distribution date to the extent necessary to maintain or restore the required level of overcollateralization in the same priority in which they receive distributions of principal;

(ii) concurrently and pro rata based on the aggregate unpaid realized loss amount for each class (x) sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, the unpaid realized loss amount for each such class; and (y) sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, the unpaid realized loss amount for each such class;

(iii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the unpaid realized loss amount for each such class;

(iv) concurrently, to the interest-bearing certificates, pro rata based on the net rate carryover for such classes, any net rate carryover for each such class (after giving effect to application of proceeds of the corridor contract);

(v)  to the swap trust to pay any unpaid swap termination payments; and

(vi) to the Class C and the Class A-R Certificates, as specified in the pooling and servicing agreement.

Subordination

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal. The senior certificates will have a distribution priority over the subordinated certificates.  Among the classes of subordinated certificates offered by this free writing prospectus, the Class M-1 Certificates will have the highest distribution priority.

Allocation of Losses

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against most losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans (to the extent that those losses exceed any monthly excess cashflow and any overcollateralization) among the subordinated certificates, beginning with the subordinated certificates with the lowest distribution priority.  After the aggregate class certificate balance of the subordinated certificates is reduced to zero, realized losses on the mortgage loans in a loan group (to the extent that those losses exceed any monthly excess cashflow and any overcollateralization) will be allocated to the senior certificates related to that loan group, sequentially, in the reverse order of their numerical order, in each case until their respective class certificate balances are reduced to zero.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the corridor contract, the supplemental interest reserve fund, the carryover reserve fund, the swap contract and the swap account) will comprise one or more real estate mortgage investment conduits in a tiered structure.  The highest tier will be referred to as the Master REMIC and each underlying tier (if any) will be referred to as an underlying REMIC.  Each underlying REMIC (if any) will hold mortgage loans (or uncertificated regular interests) and will issue several classes of uncertificated regular interests and a single uncertificated residual interest.  The Master REMIC will hold as assets regular interests issued by underlying REMICs (or the mortgage loans if there are no underlying REMICs) and will issue the several classes of certificates, which, other than the Class A-R and Class L Certificates, will represent the regular interests in the Master REMIC.  The rights of the LIBOR Certificates to receive payments of tax adjusted net rate carryover will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation § 1.860G-2(i).  Each class of residual certificates will represent ownership of the residual interest in one or more REMICs described in the pooling and servicing agreement.

The corridor contract, the carryover reserve fund, the swap contract, the swap account, the swap trust, the supplemental interest reserve fund and the supplemental interest trust will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions, including satisfying the requirements of an investor based class exemption, are met.

Legal Investment

The senior certificates and the Class M-1, Class M-2 and Class M-3 Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The other classes of certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization, and therefore, will not be mortgage related securities for purposes of that Act.

Mortgage Loans

Loan Group 1 Mortgage Rates for the Group 1 Mortgage Loans(1)
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
5.001 - 5.500	1	$187,500.00	0.15%	$187,500.00	5.500%	643	75.00%
5.501 - 6.000	26	7,288,032.62	5.83	280,308.95	5.890	746	65.57
6.001 - 6.500	76	22,224,306.93	17.77	292,425.09	6.341	731	67.15
6.501 - 7.000	121	33,650,693.45	26.91	278,104.90	6.819	730	68.57
7.001 - 7.500	120	32,633,121.75	26.10	271,942.68	7.312	714	71.84
7.501 - 8.000	66	18,054,250.36	14.44	273,549.25	7.798	704	73.45
8.001 - 8.500	31	9,012,377.58	7.21	290,721.86	8.309	679	76.65
8.501 - 9.000	8	2,004,400.00	1.60	250,550.00	8.834	684	79.45
Total	449	$125,054,682.69	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Mortgage Rate of the Group 1 Mortgage Loans was approximately 7.088% per annum.

Current Principal Balances for the Group 1 Mortgage Loans(1)
Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
50,000.01 - 100,000.00	5	$455,000.00	0.36%	$91,000.00	6.928%	740	59.85%
100,000.01 - 150,000.00	37	4,676,663.18	3.74	126,396.30	7.112	728	62.48
150,000.01 - 200,000.00	67	11,714,416.67	9.37	174,842.04	7.109	730	68.85
200,000.01 - 250,000.00	74	16,936,735.55	13.54	228,874.80	7.012	721	66.16
250,000.01 - 300,000.00	77	21,167,161.59	16.93	274,898.20	7.233	714	70.53
300,000.01 - 350,000.00	77	25,184,326.91	20.14	327,069.18	7.004	721	70.78
350,000.01 - 400,000.00	75	28,299,101.06	22.63	377,321.35	7.218	709	74.67
400,000.01 - 450,000.00	26	10,777,628.80	8.62	414,524.18	6.913	715	71.33
450,000.01 - 500,000.00	2	922,648.93	0.74	461,324.47	6.814	707	68.64
500,000.01 - 550,000.00	5	2,589,000.00	2.07	517,800.00	6.701	748	71.38
550,000.01 - 600,000.00	3	1,708,000.00	1.37	569,333.33	7.082	736	64.73
600,000.01 - 650,000.00	1	624,000.00	0.50	624,000.00	6.250	711	80.00
Total	449	$125,054,682.69	100.00%
____________
(1)	As of the Cut-off Date, the average principal balance of the Group 1 Mortgage Loans was approximately $278,518.

Original Loan-to-Value Ratios for the Group 1 Mortgage Loans(1)
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
25.01 - 30.00	2	$367,000.00	0.29%	$183,500.00	6.593%	743	28.14%
30.01 - 35.00	5	1,049,000.00	0.84	209,800.00	6.803	718	33.03
35.01 - 40.00	12	2,303,900.00	1.84	191,991.67	6.590	753	37.87
40.01 - 45.00	13	3,659,761.70	2.93	281,520.13	6.886	744	42.87
45.01 - 50.00	19	4,489,700.00	3.59	236,300.00	6.945	730	47.59
50.01 - 55.00	17	4,087,450.00	3.27	240,438.24	6.695	746	52.68
55.01 - 60.00	26	7,124,734.70	5.70	274,028.26	6.545	744	58.39
60.01 - 65.00	46	12,480,018.79	9.98	271,304.76	6.813	724	63.47
65.01 - 70.00	46	12,482,357.65	9.98	271,355.60	7.027	717	68.96
70.01 - 75.00	58	17,506,047.22	14.00	301,828.40	7.301	701	73.76
75.01 - 80.00	201	58,462,912.63	46.75	290,860.26	7.233	714	79.42
80.01 - 85.00	3	705,800.00	0.56	235,266.67	7.951	667	83.75
90.01 - 95.00	1	336,000.00	0.27	336,000.00	6.625	788	94.65
Total	449	$125,054,682.69	100.00%
____________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans was approximately 70.47%.

Original Term To Stated Maturity for the Group 1 Mortgage Loans
Original Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
360	449	$125,054,682.69	100.00%	$278,518.22	7.088%	719	70.47%
Total	449	$125,054,682.69	100.00%

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans(1)
Remaining Terms to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
358	1	$343,000.16	0.27%	$343,000.16	6.125%	663	64.65%
359	19	6,105,360.13	4.88	321,334.74	7.034	705	72.40
360	429	118,606,322.40	94.84	276,471.61	7.093	719	70.39
Total	449	$125,054,682.69	100.00%
____________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 1 Mortgage Loans was approximately 360 months.

Geographic Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Arizona	15	$3,428,122.02	2.74%	$228,541.47	7.199%	716	71.31%
Arkansas	2	231,000.00	0.18	115,500.00	7.375	736	65.81
California	201	63,223,756.44	50.56	314,546.05	6.990	718	68.59
Colorado	3	650,763.30	0.52	216,921.10	7.399	766	76.67
Florida	43	9,221,792.06	7.37	214,460.28	7.138	716	73.95
Georgia	2	407,375.00	0.33	203,687.50	7.084	714	69.24
Hawaii	23	7,612,592.56	6.09	330,982.29	6.838	727	66.27
Idaho	1	287,000.00	0.23	287,000.00	8.500	642	82.00
Illinois	5	1,098,800.00	0.88	219,760.00	7.894	720	76.44
Indiana	1	105,600.00	0.08	105,600.00	8.750	709	80.00
Kentucky	1	416,000.00	0.33	416,000.00	7.250	667	80.00
Maine	3	563,100.00	0.45	187,700.00	7.669	694	77.68
Maryland	16	4,276,746.47	3.42	267,296.65	7.314	701	76.82
Massachusetts	6	1,726,130.00	1.38	287,688.33	7.276	686	69.24
Michigan	5	1,035,500.00	0.83	207,100.00	6.766	796	82.69
Minnesota	3	700,600.00	0.56	233,533.33	7.548	670	74.25
Missouri	3	667,250.00	0.53	222,416.67	6.701	767	71.12
Nevada	7	1,347,000.00	1.08	192,428.57	7.080	740	74.61
New Jersey	17	4,294,100.00	3.43	252,594.12	7.287	715	69.67
New Mexico	1	215,000.00	0.17	215,000.00	7.750	795	79.63
New York	14	4,704,050.00	3.76	336,003.57	7.432	703	69.29
North Carolina	1	324,500.00	0.26	324,500.00	6.750	673	72.92
Ohio	2	487,850.00	0.39	243,925.00	7.744	701	56.95
Oklahoma	1	113,000.00	0.09	113,000.00	7.750	622	62.78
Oregon	17	4,010,253.58	3.21	235,897.27	7.143	724	71.48
Pennsylvania	4	1,086,100.00	0.87	271,525.00	7.031	732	78.65
Rhode Island	1	300,000.00	0.24	300,000.00	7.500	641	52.17
South Carolina	1	400,000.00	0.32	400,000.00	7.750	748	72.07
Texas	1	192,500.00	0.15	192,500.00	6.625	744	70.00
Utah	1	221,000.00	0.18	221,000.00	7.250	695	79.78
Virginia	11	2,401,900.00	1.92	218,354.55	6.766	730	73.41
Washington	32	8,030,881.26	6.42	250,965.04	7.263	723	76.58
Wisconsin	5	1,274,420.00	1.02	254,884.00	7.143	758	66.81
Total	449	$125,054,682.69	100.00%

Mortgagors’ FICO Credit Scores for the Group 1 Mortgage Loans(1)
Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
621 - 640	12	$4,024,830.00	3.22%	$335,402.50	7.657%	633	75.74%
641 - 660	46	12,702,534.13	10.16	276,142.05	7.268	650	71.20
661 - 680	54	15,808,792.43	12.64	292,755.42	7.301	669	74.10
681 - 700	59	17,133,243.23	13.70	290,393.95	7.306	691	73.38
701 - 720	66	18,286,098.69	14.62	277,062.10	7.096	710	71.42
721 - 740	51	13,655,150.00	10.92	267,748.04	7.107	730	66.21
741 - 760	44	12,218,836.77	9.77	277,700.84	6.837	750	70.97
761 - 780	47	12,633,593.63	10.10	268,799.86	6.866	771	66.09
781 - 800	49	12,723,583.30	10.17	259,664.97	6.866	788	70.10
801 - 820	20	5,680,020.51	4.54	284,001.03	6.477	808	62.53
821 - 840	1	188,000.00	0.15	188,000.00	7.250	824	80.00
Total	449	$125,054,682.69	100.00%
____________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 1 Mortgage Loans was approximately 719.

Types of Mortgaged Properties for the Group 1 Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	299	$82,239,724.70	65.76%	$275,049.25	7.054%	717	69.82%
Planned Unit Development (PUD)	55	14,541,447.38	11.63	264,389.95	7.038	721	72.09
Low-rise Condominium	47	13,138,361.98	10.51	279,539.62	7.203	725	76.45
Two-Family Residence	29	10,026,143.63	8.02	345,729.09	7.388	703	68.36
Four-Family Residence	6	2,020,755.00	1.62	336,792.50	6.580	771	50.26
Townhouse	7	1,701,750.00	1.36	243,107.14	6.918	737	76.51
High-rise Condominium	4	809,000.00	0.65	202,250.00	7.335	756	76.50
Three-Family Residence	2	577,500.00	0.46	288,750.00	7.242	740	66.58
Total	449	$125,054,682.69	100.00%

Purposes of the Group 1 Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Refinance (Cash Out)	244	$68,952,788.30	55.14%	$282,593.39	7.120%	714	69.63%
Refinance (Rate/Term)	175	48,900,612.69	39.10	279,432.07	7.027	724	71.74
Purchase	30	7,201,281.70	5.76	240,042.72	7.193	730	69.88
Total	449	$125,054,682.69	100.00%

Occupancy Types for the Group 1 Mortgage Loans(1)
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Home	375	$107,545,290.39	86.00%	$286,787.44	7.102%	714	72.02%
Investment	69	15,880,885.60	12.70	230,157.76	6.946	750	60.53
Secondary Home	5	1,628,506.70	1.30	325,701.34	7.501	720	65.28
Total	449	$125,054,682.69	100.00%
____________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Group 1 Mortgage Loans
Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternate	70	$16,748,212.27	13.39%	$239,260.18	6.991%	723	73.33%
FastForward	18	4,780,478.81	3.82	265,582.16	6.605	771	70.63
Stated Income	312	90,167,107.94	72.10	288,997.14	7.121	715	71.17
No Income/No Asset	49	13,358,883.67	10.68	272,630.28	7.153	719	62.05
Total	449	$125,054,682.69	100.00%

Loan Ages for the Group 1 Mortgage Loans(1)
Loan Age (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
0	429	$118,606,322.40	94.84%	$276,471.61	7.093%	719	70.39%
1	19	6,105,360.13	4.88	321,334.74	7.034	705	72.40
2	1	343,000.16	0.27	343,000.16	6.125	663	64.65
Total	449	$125,054,682.69	100.00%
____________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 1 Mortgage Loans was approximately 0 months.

Loan Programs for the Group 1 Mortgage Loans
Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Loan-to-Value Ratio
3/1 LIBOR	10	$2,135,810.48	1.71%	$213,581.05	7.351%	699	71.67%
5/1 LIBOR	269	75,949,541.65	60.73	282,340.30	7.128	716	71.15
7/1 LIBOR	170	46,969,330.56	37.56	276,290.18	7.011	723	69.31
Total	449	$125,054,682.69	100.00%

Prepayment Charge Terms and Type of the Group 1 Mortgage Loans
Prepayment Charge Term and Type (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
None	52	$14,917,203.17	11.93%	$286,869.29	7.622%	712	72.98%
12 - Hard	56	15,693,122.96	12.55	280,234.34	7.392	725	69.28
24 - Hard	20	6,028,336.00	4.82	301,416.80	7.064	723	71.95
36 - Hard	321	88,416,020.56	70.70	275,439.32	6.945	718	70.15
Total	449	$125,054,682.69	100.00%

Gross Margins for the Group 1 Mortgage Loans(1)
Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
2.501 - 3.000	447	$124,612,682.69	99.65%	$278,775.58	7.088%	718	70.43%
3.001 - 3.500	1	176,000.00	0.14	176,000.00	7.250	773	80.00
3.501 - 4.000	1	266,000.00	0.21	266,000.00	6.625	763	80.00
Total	449	$125,054,682.69	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 1 Mortgage Loans was approximately 2.754%.

Months to Initial Rate Adjustment Date for the Group 1 Mortgage Loans
Months to Initial Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
35	1	$298,410.48	0.24%	$298,410.48	7.375%	655	75.76%
36	8	1,670,400.00	1.34	208,800.00	7.420	698	73.08
37	1	167,000.00	0.13	167,000.00	6.625	789	50.19
58	1	343,000.16	0.27	343,000.16	6.125	663	64.65
59	8	2,590,683.69	2.07	323,835.46	7.197	689	72.50
60	179	50,077,531.80	40.04	279,762.75	7.150	714	71.08
61	81	22,938,326.00	18.34	283,189.21	7.087	725	71.25
83	10	3,216,265.96	2.57	321,626.60	6.872	723	72.01
84	115	31,115,389.60	24.88	270,568.61	6.956	726	68.24
85	45	12,637,675.00	10.11	280,837.22	7.179	716	71.25
Total	449	$125,054,682.69	100.00%

Maximum Mortgage Rates for the Group 1 Mortgage Loans(1)
Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
10.500 - 10.999	22	$6,522,732.62	5.22%	$296,487.85	5.867%	739	66.29%
11.000 - 11.499	56	16,080,643.94	12.86	287,154.36	6.256	733	64.63
11.500 - 11.999	125	34,437,108.11	27.54	275,496.86	6.720	730	69.86
12.000 - 12.499	105	29,137,409.60	23.30	277,499.14	7.195	721	69.46
12.500 - 12.999	87	24,089,200.36	19.26	276,887.36	7.646	705	73.82
13.000 - 13.499	37	10,384,938.06	8.30	280,674.00	8.129	688	76.69
13.500 - 13.999	14	3,682,050.00	2.94	263,003.57	8.566	674	76.34
14.000 - 14.499	2	615,000.00	0.49	307,500.00	8.671	696	75.94
14.500 - 14.999	1	105,600.00	0.08	105,600.00	8.750	709	80.00
Total	449	$125,054,682.69	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 1 Mortgage Loans was approximately 12.105%.

Payment Limits for the Group 1 Mortgage Loans(1)
Payment Limit (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
45	1	$300,000.00	0.24%	$300,000.00	8.500%	679	73.17%
50	388	108,218,935.72	86.54	278,914.78	7.079	718	71.38
55	54	14,636,996.81	11.70	271,055.50	7.107	725	62.33
60	6	1,898,750.16	1.52	316,458.36	7.239	692	80.87
Total	449	$125,054,682.69	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Payment Limit of the Group 1 Mortgage Loans was approximately 50.73%.

Negative Amortization Limits for the Group 1 Mortgage Loans
Negative Amortization (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
115	449	$125,054,682.69	100.00%	$278,518.22	7.088%	719	70.47%
Total	449	$125,054,682.69	100.00%

Initial Periodic Rate Caps for the Group 1 Mortgage Loans (1)
Initial Periodic Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
2.000	10	$2,135,810.48	1.71%	$213,581.05	7.351%	699	71.67%
5.000	439	122,918,872.21	98.29	279,997.43	7.083	719	70.45
Total	449	$125,054,682.69	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 1 Mortgage Loans was approximately 4.949%.

Subsequent Periodic Rate Caps for the Group 1 Mortgage Loans
Subsequent Periodic Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
2.000	449	$125,054,682.69	100.00%	$278,518.22	7.088%	719	70.47%
Total	449	$125,054,682.69	100.00%

Origination Channels for the Group 1 Mortgage Loans
Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Consumer Direct	15	$4,287,200.00	3.43%	$285,813.33	6.747%	755	69.98%
Mortgage Professionals	398	110,269,227.69	88.18	277,058.36	7.078	717	70.63
Correspondent	36	10,498,255.00	8.39	291,618.19	7.329	718	69.02
Total	449	$125,054,682.69	100.00%

Loan Group 2 Mortgage Rates for the Group 2 Mortgage Loans(1)
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
5.501 - 6.000	77	$46,533,592.17	12.20%	$604,332.37	5.912%	733	69.62%
6.001 - 6.500	169	95,163,129.20	24.95	563,095.44	6.341	729	69.64
6.501 - 7.000	212	112,103,845.69	29.39	528,791.72	6.809	719	69.59
7.001 - 7.500	161	77,182,388.52	20.23	479,393.72	7.317	714	72.38
7.501 - 8.000	97	37,727,498.56	9.89	388,943.28	7.784	709	73.34
8.001 - 8.500	32	11,726,028.96	3.07	366,438.41	8.267	693	75.50
8.501 - 9.000	4	1,006,500.00	0.26	251,625.00	8.694	705	76.64
Total	752	$381,442,983.10	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Mortgage Rate of the Group 2 Mortgage Loans was approximately 6.832% per annum.

Current Principal Balances for the Group 2 Mortgage Loans(1)
Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
50,000.01 - 100,000.00	2	$161,500.00	0.04%	$80,750.00	7.374%	665	79.99%
100,000.01 - 150,000.00	17	2,234,645.41	0.59	131,449.73	7.498	674	60.63
150,000.01 - 200,000.00	36	6,349,672.38	1.66	176,379.79	7.139	697	60.97
200,000.01 - 250,000.00	56	12,616,246.51	3.31	225,290.12	7.209	706	66.12
250,000.01 - 300,000.00	61	16,763,630.08	4.39	274,813.61	6.982	705	70.97
300,000.01 - 350,000.00	44	14,216,275.79	3.73	323,097.18	7.126	718	68.80
350,000.01 - 400,000.00	38	14,273,088.74	3.74	375,607.60	7.292	709	72.54
400,000.01 - 450,000.00	68	29,250,851.57	7.67	430,159.58	6.925	718	71.48
450,000.01 - 500,000.00	79	37,662,762.58	9.87	476,743.83	6.974	712	73.72
500,000.01 - 550,000.00	80	41,929,528.69	10.99	524,119.11	6.763	709	73.10
550,000.01 - 600,000.00	70	40,396,560.16	10.59	577,093.72	6.756	710	73.08
600,000.01 - 650,000.00	52	32,945,139.53	8.64	633,560.38	6.829	711	74.04
650,000.01 - 700,000.00	27	18,286,023.02	4.79	677,260.11	6.924	756	72.73
700,000.01 - 750,000.00	27	19,825,866.62	5.20	734,291.36	6.619	734	69.65
750,000.01 - 800,000.00	16	12,284,550.00	3.22	767,784.38	6.555	737	70.99
800,000.01 - 850,000.00	12	9,911,816.35	2.60	825,984.70	6.677	733	68.16
850,000.01 - 900,000.00	8	7,080,450.00	1.86	885,056.25	6.774	725	70.90
900,000.01 - 950,000.00	11	10,278,150.00	2.69	934,377.27	6.386	725	69.48
950,000.01 - 1,000,000.00	28	27,799,051.63	7.29	992,823.27	6.541	731	67.41
1,000,000.01 - 1,250,000.00	12	13,719,874.04	3.60	1,143,322.84	6.597	743	65.14
1,250,000.01 - 1,500,000.00	4	5,593,500.00	1.47	1,398,375.00	6.954	737	60.43
1,500,000.01 - 1,750,000.00	2	3,263,800.00	0.86	1,631,900.00	7.174	763	71.74
1,750,000.01 - 2,000,000.00	1	2,000,000.00	0.52	2,000,000.00	6.125	765	68.97
2,500,000.01 - 2,750,000.00	1	2,600,000.00	0.68	2,600,000.00	6.750	775	52.00
Total	752	$381,442,983.10	100.00%
____________
(1)	As of the Cut-off Date, the average principal balance of the Group 2 Mortgage Loans was approximately $507,238.

Original Loan-to-Value Ratios for the Group 2 Mortgage Loans(1)
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
20.01 - 25.00	3	$1,440,000.00	0.38%	$480,000.00	6.466%	746	24.15%
25.01 - 30.00	4	1,070,819.41	0.28	267,704.85	6.414	718	28.14
30.01 - 35.00	3	888,384.07	0.23	296,128.02	6.929	675	33.82
35.01 - 40.00	6	1,881,000.00	0.49	313,500.00	6.554	750	37.35
40.01 - 45.00	18	8,380,666.09	2.20	465,592.56	6.403	749	43.04
45.01 - 50.00	23	8,337,958.71	2.19	362,519.94	6.645	720	48.29
50.01 - 55.00	33	17,565,896.65	4.61	532,299.90	6.761	730	52.68
55.01 - 60.00	31	17,889,186.11	4.69	577,070.52	6.759	723	58.63
60.01 - 65.00	76	40,359,524.99	10.58	531,046.38	6.649	717	63.51
65.01 - 70.00	117	62,142,498.91	16.29	531,132.47	6.864	715	68.71
70.01 - 75.00	126	68,488,189.50	17.96	543,557.06	6.986	717	73.83
75.01 - 80.00	305	151,016,673.66	39.59	495,136.63	6.854	722	79.52
80.01 - 85.00	1	379,000.00	0.10	379,000.00	7.375	702	83.66
85.01 - 90.00	1	171,810.00	0.05	171,810.00	7.875	682	90.00
90.01 - 95.00	5	1,431,375.00	0.38	286,275.00	6.984	657	94.95
Total	752	$381,442,983.10	100.00%
____________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Group 2 Mortgage Loans was approximately 70.74%.

Original Term to Stated Maturity for the Group 2 Mortgage Loans
Original Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
360	752	$381,442,983.10	100.00%	$507,238.01	6.832%	720	70.74%
Total	752	$381,442,983.10	100.00%

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
Remaining Terms to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
355	1	$636,555.14	0.17%	$636,555.14	6.750%	632	70.00%
357	1	531,694.06	0.14	531,694.06	6.625	741	80.00
358	4	2,273,647.38	0.60	568,411.85	6.392	732	72.03
359	38	18,580,367.41	4.87	488,957.04	6.762	724	71.34
360	708	359,420,719.11	94.23	507,656.38	6.839	720	70.69
Total	752	$381,442,983.10	100.00%
____________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 2 Mortgage Loans was approximately 360 months.

Geographic Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Arizona	17	$9,559,001.03	2.51%	$562,294.18	7.210%	717	73.15%
California	477	254,943,757.29	66.84	534,473.29	6.778	720	70.78
Colorado	10	3,936,670.37	1.03	393,667.04	7.205	731	69.86
Connecticut	3	1,467,500.00	0.38	489,166.67	6.858	669	68.91
Delaware	1	437,990.00	0.11	437,990.00	6.250	736	80.00
District of Columbia	1	288,000.00	0.08	288,000.00	8.000	674	80.00
Florida	44	19,591,059.00	5.14	445,251.34	6.917	706	72.41
Georgia	10	4,421,800.00	1.16	442,180.00	6.709	697	72.67
Hawaii	16	12,094,555.52	3.17	755,909.72	6.853	730	62.00
Idaho	1	980,000.00	0.26	980,000.00	7.250	719	72.59
Illinois	10	3,653,850.00	0.96	365,385.00	6.982	730	68.79
Louisiana	1	302,625.00	0.08	302,625.00	7.375	661	75.00
Maine	4	1,091,750.00	0.29	272,937.50	6.797	700	66.61
Maryland	20	8,463,128.28	2.22	423,156.41	7.019	709	73.65
Massachusetts	2	1,025,600.00	0.27	512,800.00	6.699	736	79.38
Michigan	2	785,000.00	0.21	392,500.00	6.704	664	71.59
Missouri	2	738,750.00	0.19	369,375.00	6.931	672	77.84
Nevada	7	2,249,100.00	0.59	321,300.00	7.117	695	71.86
New Hampshire	1	125,000.00	0.03	125,000.00	7.875	639	50.40
New Jersey	8	3,449,259.04	0.90	431,157.38	6.826	691	63.85
New Mexico	2	895,000.00	0.23	447,500.00	7.254	733	78.20
New York	29	13,260,953.34	3.48	457,274.25	6.952	714	67.72
North Carolina	7	4,245,926.54	1.11	606,560.93	6.848	770	77.57
Ohio	1	208,000.00	0.05	208,000.00	6.750	747	80.00
Oregon	15	5,405,086.48	1.42	360,339.10	7.056	742	72.11
Pennsylvania	2	655,900.00	0.17	327,950.00	7.146	727	80.00
South Carolina	4	1,748,477.00	0.46	437,119.25	7.011	700	71.58
Tennessee	2	1,219,264.00	0.32	609,632.00	7.322	705	80.00
Texas	1	925,350.00	0.24	925,350.00	7.125	729	74.03
Utah	2	855,901.00	0.22	427,950.50	6.250	703	78.75
Virginia	16	7,056,337.63	1.85	441,021.10	6.844	731	68.48
Washington	33	15,197,591.58	3.98	460,533.08	6.809	740	71.06
Wisconsin	1	164,800.00	0.04	164,800.00	6.625	744	80.00
Total	752	$381,442,983.10	100.00%

Mortgagors’ FICO Credit Scores for the Group 2 Mortgage Loans(1)
Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
620 - 620	1	$302,000.00	0.08%	$302,000.00	7.875%	620	73.66%
621 - 640	59	21,890,494.51	5.74	371,025.33	7.119	631	70.90
641 - 660	37	16,591,940.43	4.35	448,430.82	6.981	651	72.80
661 - 680	91	41,008,721.39	10.75	450,645.29	7.050	671	70.90
681 - 700	125	58,541,498.07	15.35	468,331.98	6.866	691	72.04
701 - 720	110	57,786,635.62	15.15	525,333.05	6.810	710	71.21
721 - 740	96	52,729,907.76	13.82	549,269.87	6.732	731	69.23
741 - 760	82	44,576,998.89	11.69	543,621.94	6.806	751	70.99
761 - 780	68	40,708,678.82	10.67	598,657.04	6.705	771	71.33
781 - 800	65	37,903,327.67	9.94	583,128.12	6.717	789	70.33
801 - 820	17	9,183,779.94	2.41	540,222.35	6.506	808	61.23
821 - 840	1	219,000.00	0.06	219,000.00	7.625	821	66.67
Total	752	$381,442,983.10	100.00%
____________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Group 2 Mortgage Loans was approximately 720.

Types of Mortgaged Properties for the Group 2 Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	514	$257,985,225.88	67.63%	$501,916.78	6.845%	717	70.71%
Planned Unit Development (PUD)	144	83,753,004.14	21.96	581,618.08	6.793	726	71.75
Low-rise Condominium	41	17,690,699.80	4.64	431,480.48	6.641	737	69.10
Two-Family Residence	22	9,188,415.31	2.41	417,655.24	6.968	712	67.65
High-rise Condominium	15	7,134,340.00	1.87	475,622.67	6.867	733	68.14
Townhouse	14	4,977,067.18	1.30	355,504.80	7.150	710	71.40
Four-Family Residence	2	714,230.79	0.19	357,115.40	7.193	683	67.27
Total	752	$381,442,983.10	100.00%

Purposes of the Group 2 Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Refinance (Cash Out)	354	$159,539,676.09	41.83%	$450,677.05	6.915%	713	67.04%
Refinance (Rate/Term)	261	151,530,527.17	39.73	580,576.73	6.751	724	71.86
Purchase	137	70,372,779.84	18.45	513,669.93	6.817	730	76.73
Total	752	$381,442,983.10	100.00%

Occupancy Types for the Group 2 Mortgage Loans(1)
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Home	718	$368,631,746.65	96.64%	$513,414.69	6.836%	719	70.99%
Investment	24	8,060,591.96	2.11	335,858.00	6.897	736	64.51
Secondary Home	10	4,750,644.49	1.25	475,064.45	6.417	755	62.21
Total	752	$381,442,983.10	100.00%
____________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Group 2 Mortgage Loans
Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternate	78	$36,102,680.37	9.46%	$462,854.88	6.622%	720	75.49%
FastForward	12	4,747,154.80	1.24	395,596.23	6.416	777	60.67
Stated Income	447	256,229,025.76	67.17	573,219.30	6.786	721	71.77
No Income/No Asset	215	84,364,122.17	22.12	392,391.27	7.084	715	66.16
Total	752	$381,442,983.10	100.00%

Loan Ages for the Group 2 Mortgage Loans(1)
Loan Age (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
0	708	$359,420,719.11	94.23%	$507,656.38	6.839%	720	70.69%
1	38	18,580,367.41	4.87	488,957.04	6.762	724	71.34
2	4	2,273,647.38	0.60	568,411.85	6.392	732	72.03
3	1	531,694.06	0.14	531,694.06	6.625	741	80.00
5	1	636,555.14	0.17	636,555.14	6.750	632	70.00
Total	752	$381,442,983.10	100.00%
____________
(1)	As of the Cut-off Date, the weighted average loan age of the Group 2 Mortgage Loans was approximately 0 months.

Loan Programs for the Group 2 Mortgage Loans
Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Loan-to-Value Ratio
3/1 LIBOR	8	$3,936,023.02	1.03%	$492,002.88	6.916%	758	72.99%
5/1 LIBOR	454	228,567,073.83	59.92	503,451.70	6.859	719	71.72
7/1 LIBOR	290	148,939,886.25	39.05	513,585.81	6.789	720	69.19
Total	752	$381,442,983.10	100.00%

Prepayment Charge Terms and Type of the Group 2 Mortgage Loans
Prepayment Charge Term and Type (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
None	87	$53,101,434.21	13.92%	$610,361.31	7.117%	740	68.83%
12 - Hard	132	71,194,534.08	18.66	539,352.53	7.081	722	72.84
24 - Hard	27	15,736,425.00	4.13	582,830.56	6.782	723	70.70
36 - Hard	506	241,410,589.81	63.29	477,096.03	6.699	715	70.55
Total	752	$381,442,983.10	100.00%

Gross Margins for the Group 2 Mortgage Loans(1)
Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
2.501 - 3.000	749	$380,929,983.10	99.87%	$508,584.76	6.830%	720	70.76%
3.001 - 3.500	1	133,000.00	0.03	133,000.00	7.875	655	73.89
3.501 - 4.000	2	380,000.00	0.10	190,000.00	8.401	647	55.61
Total	752	$381,442,983.10	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Group 2 Mortgage Loans was approximately 2.751%.

Months to Initial Rate Adjustment Date for the Group 2 Mortgage Loans
Months to Initial Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
35	1	$676,523.02	0.18%	$676,523.02	6.500%	790	75.00%
36	4	1,682,500.00	0.44	420,625.00	7.276	759	72.20
37	3	1,577,000.00	0.41	525,666.67	6.709	742	72.98
55	1	636,555.14	0.17	636,555.14	6.750	632	70.00
57	1	531,694.06	0.14	531,694.06	6.625	741	80.00
58	4	2,273,647.38	0.60	568,411.85	6.392	732	72.03
59	20	9,509,796.67	2.49	475,489.83	6.761	716	71.46
60	353	171,661,596.38	45.00	486,293.47	6.870	722	71.93
61	75	43,953,784.20	11.52	586,050.46	6.863	709	70.85
83	17	8,394,047.72	2.20	493,767.51	6.783	728	70.91
84	236	120,219,419.53	31.52	509,404.32	6.784	721	68.52
85	37	20,326,419.00	5.33	549,362.68	6.817	716	72.44
Total	752	$381,442,983.10	100.00%

Maximum Mortgage Rates for the Group 2 Mortgage Loans(1)
Range of Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
10.500 - 10.999	55	$32,701,570.05	8.57%	$594,574.00	5.875%	733	70.78%
11.000 - 11.499	144	79,760,316.90	20.91	553,891.09	6.226	730	68.82
11.500 - 11.999	226	123,772,965.68	32.45	547,667.99	6.718	719	69.38
12.000 - 12.499	154	75,984,896.91	19.92	493,408.42	7.203	715	72.27
12.500 - 12.999	118	49,493,743.14	12.98	419,438.50	7.620	714	73.78
13.000 - 13.499	44	16,350,990.42	4.29	371,613.42	8.161	701	73.23
13.500 - 13.999	11	3,378,500.00	0.89	307,136.36	8.232	700	74.70
Total	752	$381,442,983.10	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Group 2 Mortgage Loans was approximately 11.842%.

Payment Limits for the Group 2 Mortgage Loans(1)
Payment Limit (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
45	4	$1,490,268.89	0.39%	$372,567.22	7.275%	711	69.69%
50	521	290,516,470.78	76.16	557,613.19	6.762	721	71.95
55	219	87,173,603.63	22.85	398,052.98	7.050	717	66.22
60	8	2,262,639.80	0.59	282,829.98	7.057	682	90.53
Total	752	$381,442,983.10	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Payment Limit of the Group 2 Mortgage Loans was approximately 51.18%.

Negative Amortization Limits for the Group 2 Mortgage Loans
Negative Amortization (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
115	752	$381,442,983.10	100.00%	$507,238.01	6.832%	720	70.74%
Total	752	$381,442,983.10	100.00%

Initial Periodic Rate Caps for the Group 2 Mortgage Loans (1)
Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
2.000	8	$3,936,023.02	1.03%	$492,002.88	6.916%	758	72.99%
5.000	744	377,506,960.08	98.97	507,401.83	6.831	720	70.72
Total	752	$381,442,983.10	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Group 2 Mortgage Loans was approximately 4.969%.

Subsequent Periodic Rate Caps for the Group 2 Mortgage Loans
Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
2.000	752	$381,442,983.10	100.00%	$507,238.01	6.832%	720	70.74%
Total	752	$381,442,983.10	100.00%

Origination Channels for the Group 2 Mortgage Loans
Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Consumer Direct	36	$19,809,719.00	5.19%	$550,269.97	6.563%	711	66.24%
Mortgage Professionals	624	315,527,513.39	82.72	505,653.07	6.812	720	70.72
Correspondent	92	46,105,750.71	12.09	501,149.46	7.082	724	72.81
Total	752	$381,442,983.10	100.00%

Aggregate Mortgage Loans Mortgage Rates for the Mortgage Loans(1)
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
5.001 - 5.500	1	$187,500.00	0.04%	$187,500.00	5.500%	643	75.00%
5.501 - 6.000	103	53,821,624.79	10.63	522,540.05	5.909	734	69.07
6.001 - 6.500	245	117,387,436.13	23.18	479,132.39	6.341	729	69.17
6.501 - 7.000	333	145,754,539.14	28.78	437,701.32	6.811	721	69.35
7.001 - 7.500	281	109,815,510.27	21.68	390,802.53	7.316	714	72.22
7.501 - 8.000	163	55,781,748.92	11.01	342,219.32	7.789	707	73.38
8.001 - 8.500	63	20,738,406.54	4.09	329,181.06	8.285	687	76.00
8.501 - 9.000	12	3,010,900.00	0.59	250,908.33	8.787	691	78.51
Total	1,201	$506,497,665.79	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 6.895% per annum.

Current Principal Balances for the Mortgage Loans(1)
Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
50,000.01 - 100,000.00	7	$616,500.00	0.12%	$88,071.43	7.045%	721	65.12%
100,000.01 - 150,000.00	54	6,911,308.59	1.36	127,987.20	7.237	711	61.88
150,000.01 - 200,000.00	103	18,064,089.05	3.57	175,379.51	7.119	718	66.08
200,000.01 - 250,000.00	130	29,552,982.06	5.83	227,330.63	7.096	714	66.14
250,000.01 - 300,000.00	138	37,930,791.67	7.49	274,860.81	7.122	710	70.72
300,000.01 - 350,000.00	121	39,400,602.70	7.78	325,624.82	7.048	720	70.07
350,000.01 - 400,000.00	113	42,572,189.80	8.41	376,745.04	7.243	709	73.95
400,000.01 - 450,000.00	94	40,028,480.37	7.90	425,834.90	6.922	717	71.44
450,000.01 - 500,000.00	81	38,585,411.51	7.62	476,363.11	6.970	712	73.60
500,000.01 - 550,000.00	85	44,518,528.69	8.79	523,747.40	6.759	712	73.00
550,000.01 - 600,000.00	73	42,104,560.16	8.31	576,774.80	6.770	711	72.74
600,000.01 - 650,000.00	53	33,569,139.53	6.63	633,379.99	6.819	711	74.15
650,000.01 - 700,000.00	27	18,286,023.02	3.61	677,260.11	6.924	756	72.73
700,000.01 - 750,000.00	27	19,825,866.62	3.91	734,291.36	6.619	734	69.65
750,000.01 - 800,000.00	16	12,284,550.00	2.43	767,784.38	6.555	737	70.99
800,000.01 - 850,000.00	12	9,911,816.35	1.96	825,984.70	6.677	733	68.16
850,000.01 - 900,000.00	8	7,080,450.00	1.40	885,056.25	6.774	725	70.90
900,000.01 - 950,000.00	11	10,278,150.00	2.03	934,377.27	6.386	725	69.48
950,000.01 - 1,000,000.00	28	27,799,051.63	5.49	992,823.27	6.541	731	67.41
1,000,000.01 - 1,250,000.00	12	13,719,874.04	2.71	1,143,322.84	6.597	743	65.14
1,250,000.01 - 1,500,000.00	4	5,593,500.00	1.10	1,398,375.00	6.954	737	60.43
1,500,000.01 - 1,750,000.00	2	3,263,800.00	0.64	1,631,900.00	7.174	763	71.74
1,750,000.01 - 2,000,000.00	1	2,000,000.00	0.39	2,000,000.00	6.125	765	68.97
2,500,000.01 - 2,750,000.00	1	2,600,000.00	0.51	2,600,000.00	6.750	775	52.00
Total	1,201	$506,497,665.79	100.00%
____________
(1)	As of the Cut-off Date, the average principal balance of the Mortgage Loans was approximately $421,730.

Original Loan-to-Value Ratios for the Mortgage Loans(1)
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
20.01 - 25.00	3	$1,440,000.00	0.28%	$480,000.00	6.466%	746	24.15%
25.01 - 30.00	6	1,437,819.41	0.28	239,636.57	6.460	725	28.14
30.01 - 35.00	8	1,937,384.07	0.38	242,173.01	6.861	698	33.39
35.01 - 40.00	18	4,184,900.00	0.83	232,494.44	6.574	752	37.64
40.01 - 45.00	31	12,040,427.79	2.38	388,400.90	6.550	748	42.99
45.01 - 50.00	42	12,827,658.71	2.53	305,420.45	6.750	724	48.04
50.01 - 55.00	50	21,653,346.65	4.28	433,066.93	6.748	733	52.68
55.01 - 60.00	57	25,013,920.81	4.94	438,840.72	6.698	729	58.56
60.01 - 65.00	122	52,839,543.78	10.43	433,111.01	6.688	718	63.50
65.01 - 70.00	163	74,624,856.56	14.73	457,821.21	6.891	715	68.75
70.01 - 75.00	184	85,994,236.72	16.98	467,359.98	7.050	714	73.82
75.01 - 80.00	506	209,479,586.29	41.36	413,991.28	6.960	720	79.49
80.01 - 85.00	4	1,084,800.00	0.21	271,200.00	7.750	679	83.72
85.01 - 90.00	1	171,810.00	0.03	171,810.00	7.875	682	90.00
90.01 - 95.00	6	1,767,375.00	0.35	294,562.50	6.916	682	94.89
Total	1,201	$506,497,665.79	100.00%
____________
(1)	As of the Cut-off Date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 70.67%.

Original Term To Stated Maturity for the Mortgage Loans
Original Term to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
360	1,201	$506,497,665.79	100.00%	$421,729.95	6.895%	720	70.67%
Total	1,201	$506,497,665.79	100.00%

Remaining Terms to Stated Maturity for the Mortgage Loans(1)
Remaining Terms to Stated Maturity (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
355	1	$636,555.14	0.13%	$636,555.14	6.750%	632	70.00%
357	1	531,694.06	0.10	531,694.06	6.625	741	80.00
358	5	2,616,647.54	0.52	523,329.51	6.357	723	71.06
359	57	24,685,727.54	4.87	433,082.94	6.829	719	71.60
360	1,137	478,027,041.51	94.38	420,428.36	6.902	720	70.61
Total	1,201	$506,497,665.79	100.00%
____________
(1)	As of the Cut-off Date, the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 360 months.

Geographic Distribution of the Mortgaged Properties for the Mortgage Loans
Geographic Area	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Arizona	32	$12,987,123.05	2.56%	$405,847.60	7.207%	717	72.67%
Arkansas	2	231,000.00	0.05	115,500.00	7.375	736	65.81
California	678	318,167,513.73	62.82	469,273.62	6.820	720	70.35
Colorado	13	4,587,433.67	0.91	352,879.51	7.233	736	70.83
Connecticut	3	1,467,500.00	0.29	489,166.67	6.858	669	68.91
Delaware	1	437,990.00	0.09	437,990.00	6.250	736	80.00
District of Columbia	1	288,000.00	0.06	288,000.00	8.000	674	80.00
Florida	87	28,812,851.06	5.69	331,182.20	6.988	709	72.90
Georgia	12	4,829,175.00	0.95	402,431.25	6.740	699	72.38
Hawaii	39	19,707,148.08	3.89	505,311.49	6.847	729	63.65
Idaho	2	1,267,000.00	0.25	633,500.00	7.533	702	74.72
Illinois	15	4,752,650.00	0.94	316,843.33	7.192	728	70.56
Indiana	1	105,600.00	0.02	105,600.00	8.750	709	80.00
Kentucky	1	416,000.00	0.08	416,000.00	7.250	667	80.00
Louisiana	1	302,625.00	0.06	302,625.00	7.375	661	75.00
Maine	7	1,654,850.00	0.33	236,407.14	7.094	698	70.38
Maryland	36	12,739,874.75	2.52	353,885.41	7.118	706	74.71
Massachusetts	8	2,751,730.00	0.54	343,966.25	7.061	705	73.02
Michigan	7	1,820,500.00	0.36	260,071.43	6.739	739	77.90
Minnesota	3	700,600.00	0.14	233,533.33	7.548	670	74.25
Missouri	5	1,406,000.00	0.28	281,200.00	6.822	717	74.65
Nevada	14	3,596,100.00	0.71	256,864.29	7.103	712	72.89
New Hampshire	1	125,000.00	0.02	125,000.00	7.875	639	50.40
New Jersey	25	7,743,359.04	1.53	309,734.36	7.082	704	67.08
New Mexico	3	1,110,000.00	0.22	370,000.00	7.350	745	78.48
New York	43	17,965,003.34	3.55	417,790.78	7.078	711	68.13
North Carolina	8	4,570,426.54	0.90	571,303.32	6.841	763	77.24
Ohio	3	695,850.00	0.14	231,950.00	7.447	715	63.84
Oklahoma	1	113,000.00	0.02	113,000.00	7.750	622	62.78
Oregon	32	9,415,340.06	1.86	294,229.38	7.093	734	71.84
Pennsylvania	6	1,742,000.00	0.34	290,333.33	7.074	730	79.16
Rhode Island	1	300,000.00	0.06	300,000.00	7.500	641	52.17
South Carolina	5	2,148,477.00	0.42	429,695.40	7.148	709	71.67
Tennessee	2	1,219,264.00	0.24	609,632.00	7.322	705	80.00
Texas	2	1,117,850.00	0.22	558,925.00	7.039	732	73.34
Utah	3	1,076,901.00	0.21	358,967.00	6.455	701	78.96
Virginia	27	9,458,237.63	1.87	350,305.10	6.824	731	69.73
Washington	65	23,228,472.84	4.59	357,361.12	6.966	734	72.97
Wisconsin	6	1,439,220.00	0.28	239,870.00	7.084	756	68.32
Total	1,201	$506,497,665.79	100.00%

Mortgagors’ FICO Credit Scores for the Mortgage Loans(1)
Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
620 - 620	1	$302,000.00	0.06%	$302,000.00	7.875%	620	73.66%
621 - 640	71	25,915,324.51	5.12	365,004.57	7.203	631	71.65
641 - 660	83	29,294,474.56	5.78	352,945.48	7.105	651	72.10
661 - 680	145	56,817,513.82	11.22	391,844.92	7.120	670	71.79
681 - 700	184	75,674,741.30	14.94	411,275.77	6.966	691	72.35
701 - 720	176	76,072,734.31	15.02	432,231.44	6.879	710	71.26
721 - 740	147	66,385,057.76	13.11	451,599.03	6.810	731	68.61
741 - 760	126	56,795,835.66	11.21	450,760.60	6.812	751	70.99
761 - 780	115	53,342,272.45	10.53	463,845.85	6.743	771	70.09
781 - 800	114	50,626,910.97	10.00	444,095.71	6.754	789	70.27
801 - 820	37	14,863,800.45	2.93	401,724.34	6.495	808	61.73
821 - 840	2	407,000.00	0.08	203,500.00	7.452	822	72.83
Total	1,201	$506,497,665.79	100.00%
____________
(1)	As of the Cut-off Date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 720.

Types of Mortgaged Properties for the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Single Family Residence	813	$340,224,950.58	67.17%	$418,480.87	6.895%	717	70.49%
Planned Unit Development (PUD)	199	98,294,451.52	19.41	493,941.97	6.829	725	71.80
Low-rise Condominium	88	30,829,061.78	6.09	350,330.25	6.880	732	72.23
Two-Family Residence	51	19,214,558.94	3.79	376,756.06	7.187	707	68.02
High-rise Condominium	19	7,943,340.00	1.57	418,070.53	6.915	735	68.99
Townhouse	21	6,678,817.18	1.32	318,038.91	7.091	717	72.71
Four-Family Residence	8	2,734,985.79	0.54	341,873.22	6.740	748	54.70
Three-Family Residence	2	577,500.00	0.11	288,750.00	7.242	740	66.58
Total	1,201	$506,497,665.79	100.00%

Purposes of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Refinance (Cash Out)	598	$228,492,464.39	45.11%	$382,094.42	6.977%	713	67.82%
Refinance (Rate/Term)	436	200,431,139.86	39.57	459,704.45	6.818	724	71.83
Purchase	167	77,574,061.54	15.32	464,515.34	6.852	730	76.10
Total	1,201	$506,497,665.79	100.00%

Occupancy Types for the Mortgage Loans(1)
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Primary Home	1,093	$476,177,037.04	94.01%	$435,660.60	6.896%	718	71.22%
Investment	93	23,941,477.56	4.73	257,435.24	6.930	746	61.87
Secondary Home	15	6,379,151.19	1.26	425,276.75	6.694	746	62.99
Total	1,201	$506,497,665.79	100.00%
____________
(1)	Based upon representations of the related mortgagors at the time of origination.

Loan Documentation Types for the Mortgage Loans
Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternate	148	$52,850,892.64	10.43%	$357,100.63	6.739%	721	74.80%
FastForward	30	9,527,633.61	1.88	317,587.79	6.511	774	65.67
Stated Income	759	346,396,133.70	68.39	456,384.89	6.873	719	71.61
No Income/No Asset	264	97,723,005.84	19.29	370,162.90	7.094	715	65.60
Total	1,201	$506,497,665.79	100.00%

Loan Ages for the Mortgage Loans(1)
Loan Age (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
0	1,137	$478,027,041.51	94.38%	$420,428.36	6.902%	720	70.61%
1	57	24,685,727.54	4.87	433,082.94	6.829	719	71.60
2	5	2,616,647.54	0.52	523,329.51	6.357	723	71.06
3	1	531,694.06	0.10	531,694.06	6.625	741	80.00
5	1	636,555.14	0.13	636,555.14	6.750	632	70.00
Total	1,201	$506,497,665.79	100.00%
____________
(1)	As of the Cut-off Date, the weighted average loan age of the Mortgage Loans was approximately 0 months.

Loan Programs for the Mortgage Loans
Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Loan-to-Value Ratio
3/1 LIBOR	18	$6,071,833.50	1.20%	$337,324.08	7.069%	737	72.53%
5/1 LIBOR	723	304,516,615.48	60.12	421,184.81	6.926	718	71.58
7/1 LIBOR	460	195,909,216.81	38.68	425,889.60	6.842	721	69.22
Total	1,201	$506,497,665.79	100.00%

Prepayment Charge Terms and Type of the Mortgage Loans
Prepayment Charge Term and Type (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
None	139	$68,018,637.38	13.43%	$489,342.71	7.228%	734	69.74%
12 - Hard	188	86,887,657.04	17.15	462,168.39	7.137	723	72.20
24 - Hard	47	21,764,761.00	4.30	463,080.02	6.860	723	71.05
36 - Hard	827	329,826,610.37	65.12	398,822.99	6.765	716	70.44
Total	1,201	$506,497,665.79	100.00%

Gross Margins for the Mortgage Loans(1)
Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
2.501 - 3.000	1,196	$505,542,665.79	99.81%	$422,694.54	6.894%	720	70.68%
3.001 - 3.500	2	309,000.00	0.06	154,500.00	7.519	722	77.37
3.501 - 4.000	3	646,000.00	0.13	215,333.33	7.670	695	65.66
Total	1,201	$506,497,665.79	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Gross Margin of the Mortgage Loans was approximately 2.752%.

Months to Initial Rate Adjustment Date for the Mortgage Loans
Months to Initial Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
35	2	$974,933.50	0.19%	$487,466.75	6.768%	749	75.23%
36	12	3,352,900.00	0.66	279,408.33	7.348	729	72.64
37	4	1,744,000.00	0.34	436,000.00	6.701	746	70.80
55	1	636,555.14	0.13	636,555.14	6.750	632	70.00
57	1	531,694.06	0.10	531,694.06	6.625	741	80.00
58	5	2,616,647.54	0.52	523,329.51	6.357	723	71.06
59	28	12,100,480.36	2.39	432,160.01	6.854	710	71.68
60	532	221,739,128.18	43.78	416,802.87	6.933	720	71.74
61	156	66,892,110.20	13.21	428,795.58	6.940	715	70.99
83	27	11,610,313.68	2.29	430,011.62	6.808	727	71.21
84	351	151,334,809.13	29.88	431,153.30	6.820	722	68.46
85	82	32,964,094.00	6.51	402,001.15	6.956	716	71.98
Total	1,201	$506,497,665.79	100.00%

Maximum Mortgage Rates for the Mortgage Loans(1)
Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
10.500 - 10.999	77	$39,224,302.67	7.74%	$509,406.53	5.874%	734	70.04%
11.000 - 11.499	200	95,840,960.84	18.92	479,204.80	6.231	730	68.12
11.500 - 11.999	351	158,210,073.79	31.24	450,740.95	6.718	721	69.49
12.000 - 12.499	259	105,122,306.51	20.75	405,877.63	7.201	716	71.49
12.500 - 12.999	205	73,582,943.50	14.53	358,941.19	7.629	711	73.79
13.000 - 13.499	81	26,735,928.48	5.28	330,073.19	8.149	696	74.58
13.500 - 13.999	25	7,060,550.00	1.39	282,422.00	8.406	687	75.56
14.000 - 14.499	2	615,000.00	0.12	307,500.00	8.671	696	75.94
14.500 - 14.999	1	105,600.00	0.02	105,600.00	8.750	709	80.00
Total	1,201	$506,497,665.79	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 11.907%.

Payment Limits for the Mortgage Loans(1)
Payment Limit (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
45	5	$1,790,268.89	0.35%	$358,053.78	7.481%	706	70.27%
50	909	398,735,406.50	78.72	438,652.81	6.848	721	71.79
55	273	101,810,600.44	20.10	372,932.60	7.058	718	65.66
60	14	4,161,389.96	0.82	297,242.14	7.140	687	86.12
Total	1,201	$506,497,665.79	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Payment Limit of the Mortgage Loans was approximately 51.07%.

Negative Amortization Limits for the Mortgage Loans
Negative Amortization (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
115	1,201	$506,497,665.79	100.00%	$421,729.95	6.895%	720	70.67%
Total	1,201	$506,497,665.79	100.00%

Initial Periodic Rate Caps for the Mortgage Loans (1)
Initial Periodic Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
2.000	18	$6,071,833.50	1.20%	$337,324.08	7.069%	737	72.53%
5.000	1,183	500,425,832.29	98.80	423,014.23	6.893	720	70.65
Total	1,201	$506,497,665.79	100.00%
____________
(1)	As of the Cut-off Date, the weighted average Initial Periodic Rate Cap of the Mortgage Loans was approximately 4.964%.

Subsequent Periodic Rate Caps for the Mortgage Loans
Subsequent Periodic Rate Caps (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
2.000	1,201	$506,497,665.79	100.00%	$421,729.95	6.895%	720	70.67%
Total	1,201	$506,497,665.79	100.00%

Origination Channels for the Mortgage Loans
Origination Channel	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Mortgage Rate	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio
Consumer Direct	51	$24,096,919.00	4.76%	$472,488.61	6.596%	719	66.90%
Mortgage Professionals	1,022	425,796,741.08	84.07	416,630.86	6.881	719	70.70
Correspondent	128	56,604,005.71	11.18	442,218.79	7.128	723	72.10
Total	1,201	$506,497,665.79	100.00%

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. The following sections of this free writing prospectus are summaries of the material terms of the certificates and the pooling and servicing agreement pursuant to which the certificates will be issued. They do not purport to be complete, however, and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.  We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.  The certificates represent undivided beneficial ownership interests in the issuing entity only and do not represent an interest in or obligation of IndyMac MBS, Inc., IndyMac Bank, F.S.B. or any of their affiliates.  In addition, the LIBOR Certificates will represent the rights to receive certain payments from (x) a trust referred to as the supplemental interest trust, the primary asset of which will be the supplemental interest trustee’s rights under the Corridor Contract and (x) a trust referred to as the swap trust, the primary asset of which will be the swap trustee’s rights under the Swap Contract.

The IndyMac INDX Mortgage Loan Trust 2007-FLX6, Mortgage Pass-Through Certificates, Series 2007-FLX6 will consist of the Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class A-R, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, the Class P, Class C and Class L Certificates.  Only the classes of certificates listed on the cover page are offered by this free writing prospectus.  The Class P, Class C and Class L Certificates (which are sometimes referred to in this free writing prospectus as the “private certificates”) are not offered by this free writing prospectus.

When describing the offered certificates in this free writing prospectus, we use the following terms:

Designation	Classes of Certificates
Senior Certificates	Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class A-R Certificates

Group 1 Senior Certificates	Class 1-A-1, Class 1-A-2 and Class A-R Certificates

Group 2 Senior Certificates	Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates

Subordinated Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates

LIBOR Certificates	Senior Certificates (other than the Residual Certificates) and the Subordinated Certificates

Offered Certificates	Senior and Subordinated Certificates

Residual Certificates	Class A-R Certificates

Private Certificates	Class P, Class C and Class L Certificates

The certificates are generally referred to as the following types:

Class	Type
Class 1-A-1 Certificates:	Senior/Super Senior/Floating Pass-Through Rate

Class 1-A-2 Certificates:	Senior/Support/Floating Pass-Through Rate

Class 2-A-1 Certificates:	Senior/Super Senior/Floating Pass-Through Rate

Class 2-A-2 Certificates:	Senior/Support/Super Senior/Floating Pass-Through Rate

Class 2-A-3 Certificates:	Senior/Support/Floating Pass-Through Rate

Class A-R Certificates:	Senior/REMIC Residual

Subordinated Certificates:	Subordinate/ Floating Pass-Through Rate

Class P Certificates	Prepayment Charges

Class C Certificates:	Residual

Class L Certificates	Late Payment Fees

The Private Certificates are not offered by this free writing prospectus.  The Private Certificates will not bear interest.  The Class L Certificates will be entitled to all late payment fees, and the Class P Certificates will be entitled to all prepayment charges, received in respect of the Mortgage Loans, and such amounts will not be available for distribution to the holders of the offered certificates.  The Class C Certificates will be entitled to receive any excess cashflow from the mortgage loans after all required distributions are made on the offered certificates.  Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates.  The initial Class Certificate Balances of the Offered Certificates are set forth on the cover page of this free writing prospectus.

Calculation of Class Certificate Balance

The “Class Certificate Balance” of any class of certificates as of any Distribution Date is the initial Class Certificate Balance of that class reduced by the sum of

•	all amounts previously distributed to holders of certificates of that class as distributions of principal; and

•	the amount of Applied Realized Loss Amounts allocated to that class,

and, increased by

•	the amount of Net Deferred Interest allocated to that class,

provided, however, to the extent Applied Realized Loss Amounts have been allocated to the Class Certificate Balance of any class of certificates, its Class Certificate Balance will be increased on each Distribution Date sequentially by class in the order of distribution priority by the amount of Subsequent Recoveries (if any) on the Mortgage Loans in the related loan group or loan groups collected during the period beginning on the second day of the calendar month preceding the calendar month in which that Distribution Date occurs and ending on the Due Date in the month in which that Distribution Date occurs (but not by more than the amount of the Unpaid Realized Loss Amount for that class).  After such allocation, a corresponding decrease will be made on that Distribution Date to the Unpaid Realized Loss Amount for any class that had its Class Certificate Balance increased by such allocation of Subsequent Recoveries.

Although Subsequent Recoveries, if any, will be allocated to increase the Class Certificate Balance of a class of certificates, as described above, such Subsequent Recoveries will be included in the Principal Remittance Amount for a loan group and will be distributed in the priority set forth below under “Distributions—Distributions of Principal,” and therefore such Subsequent Recoveries may not to be used to make any principal distributions on the class or classes of certificates for which the Class Certificate Balances have been increased by allocation of Subsequent Recoveries as described above.  Additionally, holders of those certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Class Certificate Balance for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

Book-Entry Certificates

The Offered Certificates (other than the Residual Certificates) will be book-entry certificates (the “Book-Entry Certificates”).  The Residual Certificates will be issued as a single certificate in fully registered certificated form.  Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through The Depository Trust Company (“DTC”) in the United States, or, upon request, through Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System (“Euroclear”) in Europe , if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate Class Certificate Balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream Banking’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Certificate Balances of $25,000 for the Book-Entry Certificates and integral multiples of $1,000 in excess thereof.  One investor of each class of Book-Entry Certificates may hold a beneficial interest therein that is not an integral multiple of $1,000.  Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing such offered certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The Certificate Owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the Certificate Owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner’s Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC’s normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC Rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the DTC Rules.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Clearstream, Luxembourg S.A.” a company with limited liability under Luxembourg law (a société anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Clearstream, Luxembourg International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International’s stock.

Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream” With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme.” On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme” and Clearstream, Luxembourg Global Services was renamed “Clearstream Services, société anonyme.”

On January 17, 2000 DBC was renamed “Clearstream Banking AG.” This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking,” the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG.”

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream,

Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC.  DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC’s normal procedures. Each Participant will be responsible for disbursing such payments to the Certificate Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners that it represents.

Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the issuing entity provided by the trustee to Cede & Co., as nominee of DTC, may be made available to Certificate Owners upon request, in accordance with the DTC Rules and the rules, regulations and procedures creating and affecting the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

Definitive Certificates will be issued to Certificate Owners, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, or (b) after the occurrence of an event of default under the pooling and servicing agreement), beneficial owners having not less than 51% of the Voting Rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Accounts

On or before the closing date, the Servicer will establish an account (the “Certificate Account”), which will be maintained in trust for the benefit of the certificateholders.  The Servicer will deposit or cause to be deposited in the Certificate Account all amounts required to be deposited in it under the pooling and servicing agreement.  The Servicer may withdraw funds from the Certificate Account for purposes set forth in the pooling and servicing agreement.  On or before the closing date, the trustee will establish an account (the “Distribution Account”), which will be maintained with the trustee in trust for the benefit of the certificateholders.  On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of the Interest Remittance Amount and the Principal Remittance Amount for that Distribution Date, the prepayment charges and late payment fees and will deposit such amounts in the Distribution Account.  The holders of the Class L Certificates will be entitled to all late payment fees, and the holders of the Class P Certificates will be entitled to all prepayment charges, received on the Mortgage Loans, and such amounts will not be available for distribution to the holders of the other certificates.  There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

By the 18th day of each month or, if that day is not a business day, the next business day, the Servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date.  The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Servicer.

The Swap Account

The trustee, in its capacity as trustee of the swap trust (the “swap trust” and the trustee, in such capacity, the “swap trustee”), will establish and maintain one account as part of the swap trust, the Swap Account (the “Swap Account”) on behalf of the holders of the LIBOR Certificates and the Swap Counterparty.

With respect to each Distribution Date, the trustee will deposit into the Swap Account any portion of the Interest Funds for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for that Distribution Date) that are to be remitted to the swap trustee for payment to the Swap Counterparty or any amounts received from the Swap Counterparty, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract.”  With respect to each Distribution Date, following the deposit to the Swap Account described in the preceding sentence, the swap trustee will make either a corresponding withdrawal from the Swap Account for payment to the Swap Counterparty or distribution to the holders of the LIBOR Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty.

Investments of Amounts Held in Accounts

The Certificate Account.  All funds in the Certificate Account may be invested in permitted investments at the direction of the Servicer.  All income and gain net of any losses realized will be for the benefit of the Servicer as additional servicing compensation and will be remitted to it monthly as described in this free writing prospectus.

The amount of any losses incurred in the Certificate Account in respect of the investments will be deposited by the Servicer in the Certificate Account out of the Servicer’s own funds immediately as realized.  The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account and made in accordance with the pooling and servicing agreement.

The Distribution Account, Swap Account, Supplemental Interest Reserve Fund and Carryover Reserve Fund.  Funds in the Distribution Account, the Swap Account, the Supplemental Interest Reserve Fund and the Carryover Reserve Fund will not be invested.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Fees

Servicing Fee / Servicer	0.375% per annum of the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Interest collected with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries that are allocable to accrued and unpaid interest (4)	Monthly

Additional Servicing Compensation / Servicer	• Prepayment Interest Excess	Compensation	Interest collections with respect to certain Mortgage Loans prepaid in full	Time to time
	• All assumption fees and other similar charges (excluding prepayment charges and late payment fees)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account.	Compensation	Investment income related to the Certificate Account	Monthly
	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries	Time to time

Trustee Fee / Trustee	0.0065% per annum of the Stated Principal Balance of each Mortgage Loan	Compensation	Interest Remittance Amount	Monthly

Expenses

Insurance expenses / Servicer	Expenses incurred by the Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Advances / Servicer	To the extent of funds available, the amount of any Advances.	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (6)
Time to time

Indemnification expenses / the Seller, the Servicer, the Depositor and the NIM Insurer	Amounts for which the seller, the Servicer, the NIM Insurer and the depositor are entitled to indemnification(7)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Time to time

(1)
If the trustee succeeds to the position of Servicer, it will be entitled to receive the same fees and expenses of the Servicer described in this free writing prospectus.  Any change to the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Servicer in the case of amounts owed to the Servicer) prior to distributions on the certificates.

(3)	The amount of the monthly Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4)
The Servicing Fee is payable from interest collections on the Mortgage Loans, but may be paid from any other amounts on deposit in the Certificate Account, if interest collections are insufficient to pay the Servicing Fee.

(5)
“Excess Proceeds” with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceeds the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(6)
Reimbursement of advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7)	Each of the seller, the Servicer and the depositor are entitled to indemnification of certain expenses.

Distributions

Distributions on the certificates will be made by the trustee on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in August 2007 (each, a “Distribution Date”), to the persons in whose names such certificates are registered at the close of business on the Record Date.  The “Record Date” for (a) the LIBOR Certificates, as long as these certificates are Book-Entry Certificates, is the business day immediately prior to that Distribution Date and (b) any Definitive Certificates is the last business day of the month immediately preceding the month of that Distribution Date.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register or in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of such certificates at the corporate trust office of the trustee.

On each Distribution Date, the Trustee will withdraw all prepayment charges and late payments fees in the Distribution Account and distribute them to the Class P and Class L Certificates, respectively.

The “Interest Remittance Amount” for any Distribution Date and loan group is equal to:

(a)           the sum, without duplication, of:

(1)           all interest on the Mortgage Loans in that loan group due on the related Due Date and received on or prior to the related Determination Date, less the Servicing Fees related to the Mortgage Loans in that loan group,

(2)           all interest on prepayments on the Mortgage Loans in that loan group, other than Prepayment Interest Excess,

(3)           all advances relating to interest in respect of the Mortgage Loans in that loan group with respect to payments not paid by the related Determination Date,

(4)           amounts paid by the Servicer in respect of Compensating Interest for that loan group, and

(5)           liquidation proceeds on the Mortgage Loans in that loan group received during the related Prepayment Period (to the extent such liquidation proceeds relate to interest),

minus

(b)           all advances in respect of the Mortgage Loans in that loan group relating to interest and certain expenses reimbursed since the prior Due Date,

plus

(c)           the lesser of (i) the Principal Prepayment Amount for that loan group for that Distribution Date and (ii) the aggregate Deferred Interest for that loan group for that Distribution Date.

The “Principal Remittance Amount” for any Distribution Date and loan group is equal to the following (but not less than zero):

(a)           the sum, without duplication, of:

(1)           the principal collected on the Mortgage Loans in that loan group with respect to the related Due Date and any principal prepayments not constituting Net Prepayments and any advances with respect to payments on the Mortgage Loans in that Loan Group not received by the related Determination Date,

(2)           the Net Prepayments for that loan group and Distribution Date;

(3)           the Stated Principal Balance of each Mortgage Loan in that loan group that was repurchased by the seller or purchased by the Servicer with respect to that Distribution Date;

(4)           any Substitution Adjustment Amounts in respect of Mortgage Loans in that loan group, and

(5)           all liquidation proceeds in respect of Mortgage Loans (to the extent such liquidation proceeds related to principal) and all Subsequent Recoveries in respect of Mortgage Loans in that loan group received during the related Prepayment Period minus

(b)           all non-recoverable advances relating to principal on the Mortgage Loans in that loan group and certain expenses reimbursed since the prior Due Date.

“Prepayment Interest Excess” means with respect to any Mortgage Loan and principal prepayment received by the Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related mortgagor in respect of interest on such principal prepayment.

Interest

General.  On each Distribution Date, the interest distributable with respect to the LIBOR Certificates is the Current Interest for that Distribution Date and any Interest Carry Forward Amount for that Distribution Date.  The Residual Certificates will not bear interest.

The Pass-Through Rates for the LIBOR Certificates are variable rates that may change from Distribution Date to Distribution Date.  Additionally, the Pass-Through Rates for the LIBOR Certificates are subject to increase after the first possible Optional Termination Date.  On each Distribution Date, the Pass-Through Rate for each class of LIBOR Certificates will be subject to the related Available Funds Rate.  If on any Distribution Date, the Pass-Through Rate for a class of LIBOR Certificates is based on the related Available Funds Rate, each holder of the applicable certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) and to the extent described in this free writing prospectus under “— Overcollateralization Provisions” and from payments (if any) allocated to the issuing entity in respect of the Corridor Contract and the Swap Contract that are available for that purpose.

Distributions of  Interest Funds.  On each Distribution Date, the  Interest Funds for that Distribution Date are required to be distributed in the following priority, until such  Interest Funds have been fully distributed:

first, the Interest Funds related to a loan group will be distributed in the following priority:

(i)           to the Swap Account, the related Swap Allocation Percentage of the amount of any Net Swap Payment and Swap Termination Payments (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty under the Swap Contract with respect to that Distribution Date;

(ii)           concurrently, to each class of interest-bearing Senior Certificates related to that loan group, pro rata, the Current Interest and Interest Carry Forward Amount for each such class and that Distribution Date;

second, the Interest Funds remaining undistributed from each loan group will be aggregated and distributed as follows:

(i)           concurrently, to each class of interest-bearing Senior Certificates, pro rata, based on their respective entitlements for that Distribution Date, Current Interest and any Interest Carry Forward Amount remaining unpaid;

(ii)           sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, based on the Current Interest and Interest Carry Forward Amount for each such class and that Distribution Date, the unpaid Current Interest and the Interest Carry Forward Amount for each such class; and

(iii)           for application as part of the Excess Cashflow for that Distribution Date, as described under “Overcollateralization Provisions” below, any such Interest Funds remaining undistributed for that Distribution Date.

Pass-Through Rates.  The classes of certificates will have the respective pass-through rates described below (each, a “Pass-Through Rate”).

LIBOR Certificates.

The Pass-Through Rate for each class of LIBOR Certificates for the Interest Accrual Period for each Distribution Date will be a per annum rate equal to the lesser of:

(1)           one-month LIBOR for that Interest Accrual Period (calculated as described below under “— Calculation of LIBOR”) plus the Pass-Through Margin for that class and Interest Accrual Period, and

(2)           the related Available Funds Rate for that Distribution Date.

The “Pass-Through Margin” for each class of LIBOR Certificates is as follows:

Class of LIBOR Certificates	Pass-Through Margin
	(1)	(2)
Class 1-A-1	0.250%	0.500%
Class 1-A-2	0.300%	0.600%
Class 2-A-1	0.250%	0.500%
Class 2-A-2	0.270%	0.540%
Class 2-A-3	0.300%	0.600%
Class M-1	0.500%	0.750%
Class M-2	0.550%	0.825%
Class M-3	0.750%	1.125%
Class M-4	1.000%	1.500%
Class M-5	1.000%	1.500%
Class M-6	1.000%	1.500%
Class M-7	1.000%	1.500%
Class M-8	1.000%	1.500%
Class M-9	1.000%	1.500%

__________
(1)	For the Interest Accrual Period related to any Distribution Date occurring on or prior to the first possible Optional Termination Date.
(2)	For the Interest Accrual Period related to any Distribution Date occurring after the first possible Optional Termination Date.

Definitions Related to Interest Calculations.

The “Adjusted Net Mortgage Rate” with respect to each Mortgage Loan and any Distribution Date is equal to the Mortgage Rate on that Mortgage Loan as of the Due Date in the prior month minus the Expense Fee Rate.

The “Available Funds Rate” for each Distribution Date is as follows:

•
with respect to the Group 1 Senior Certificates, a rate equal to the product of (i) the excess of (A) the product of (x) the Interest Funds for loan group 1 for that Distribution Date and (y) a fraction the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) over (B) the Swap Adjustment Rate, and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period;

•
with respect to the Group 2 Senior Certificates, a rate equal to the product of (i) the excess of (A) the product of (x) the Interest Funds for loan group 2 for that Distribution Date and (y) a fraction the numerator of which is 12 and the denominator of which is the aggregate Stated Principal Balance of the Group 2 Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) over (B) the Swap Adjustment Rate, and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period; and

•
with respect to the Subordinated Certificates, a rate equal to the weighted average of the Available Funds Rate for the Group 1 Senior Certificates and the Group 2 Senior Certificates, in each case, weighted on the basis of the excess of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, if any, respectively, in each case as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), over the aggregate Class Certificate Balance of the Group 1 Senior Certificates and the aggregate Class Certificate Balance of the Group 2 Senior Certificates, respectively, immediately prior to such Distribution Date.

“Current Interest” with respect to each class of LIBOR Certificates and each Distribution Date, is (x) the interest accrued at the applicable Pass-Through Rate for the applicable Interest Accrual Period on the Class Certificate Balance of that class immediately prior to that Distribution Date minus (y) the Net Interest Shortfalls allocated to that class.

The “Interest Accrual Period” for each class of LIBOR Certificates and for any Distribution Date, will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the Closing Date, in the case of the first Distribution Date) and ending on the day preceding that Distribution Date.  Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days that elapsed in that Interest Accrual Period.

The “Interest Carry Forward Amount” with respect to each class of LIBOR Certificates and each Distribution Date, is the sum of :

(i)    the excess of:

(a)	Current Interest for that class with respect to prior Distribution Dates, over

(b)	the amount actually distributed to that class with respect to interest on prior Distribution Dates; and

(ii)   interest for the applicable Interest Accrual Period on the amount described above based on the Pass-Through Rate for the applicable class of LIBOR Certificates.

The “Interest Funds” for any Distribution Date and loan group are equal to the Interest Remittance Amount for that loan group minus the portion of the Trustee Fee allocable the related Mortgage Loans for that Distribution Date.

The “net prepayment interest shortfall” with respect to any Distribution Date and loan group is the amount by which the aggregate of the prepayment interest shortfalls experienced by the Mortgage Loans in that loan group during the related Prepayment Period exceeds the sum of the (x) the Compensating Interest for that loan group for that Distribution Date and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfalls for that loan group and Distribution Date.

The “Net Interest Shortfall” with respect to any Distribution Date and loan group is equal to the sum of:

•	any net prepayment interest shortfalls for that loan group and Distribution Date and

•
the amount of interest that would otherwise have been received with respect to any Mortgage Loan in a loan group that was the subject of a Relief Act Reduction to the extent not covered by Excess Cashflow.

The “Net Rate Carryover” for a class of Offered Certificates on any Distribution Date is the excess of:

(1)           the amount of interest that class would have accrued for that Distribution Date had the Pass-Through Rate for that class and the related Interest Accrual Period been calculated based on the lesser of:  (A) LIBOR plus the applicable Pass-Through Margin; and (B) the sum of (i) the related Available Funds Rate and (ii) the product of (AA) a fraction the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period and (BB) a fraction the numerator of which is an amount equal to any payments received under the Corridor Contract and the denominator of which is the aggregate Class Certificate Balance of the Certificates immediately prior to such Distribution Date;

over

(2)           the amount of interest that class accrued on that Distribution Date based on the related Available Funds Rate,

plus the unpaid portion of any excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the related Available Funds Rate).

The “prepayment interest shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of a Prepayment Period occurring in the month prior to the month of the applicable Distribution Date is less than one month’s interest at the related Mortgage Rate, net of the servicing fee rate, on the Stated Principal Balance of the Mortgage Loan.

A “Relief Act Reduction” is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or any similar state or local laws.

The “Swap Adjustment Rate” for each Distribution Date and each loan group is the product of (I) a fraction, expressed as a percentage, (A) the numerator of which is the product of (1) the sum of (a) the Net Swap Payment and (b) any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (2) the Distribution Percentage for that loan group and (B) the denominator of which is the aggregate stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date), and (II) 12.

The “Swap Allocation Percentage” for any Distribution Date and loan group is a fraction the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans in that loan group as of the Due Date in the month prior to the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and the denominator of which is the Pool Principal Balance as of the Due Date in the month prior to the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

The “Weighted Average Adjusted Net Mortgage Rate” for each loan group and Distribution Date is the average of the Adjusted Net Mortgage Rates on the related Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the Due Date in the prior calendar month (after giving effect to principal prepayments received in the Prepayment Period related to that prior Due Date).

Allocation of Net Deferred Interest

With respect to each Mortgage Loan and each related Due Date, “Deferred Interest” will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such Due Date over the monthly payment made for such Due Date.  This excess may occur because interest accrued at the mortgage rate may be greater than the Minimum Monthly Payment due, resulting in negative amortization.

With respect to each loan group and Distribution Date, the “Net Deferred Interest” is equal to the excess, if any, of the aggregate Deferred Interest that accrued on the Mortgage Loans in such loan group as described above, over the Principal Prepayment Amount related to the Mortgage Loans in that loan group for that Distribution Date.  For each Distribution Date, the “Principal Prepayment Amount” for a loan group is equal to the sum of all voluntary principal prepayments in excess of the Interest Only Monthly Payment received on the Mortgage Loans in such loan group during the related Prepayment Period, including the purchase price of any such Mortgage Loans repurchased due to modifications in lieu of refinancing.  For any Distribution Date, the “Net Prepayments” for a loan group are equal to the excess, if any, of the (i) related Principal Prepayment Amount over (ii) the aggregate amount of Deferred Interest accrued on the related Mortgage Loans from the preceding Due Date to the Due Date related to that Distribution Date.

To the extent that there is Net Deferred Interest on a Distribution Date, the Net Deferred Interest on the Mortgage Loans in a loan group will be allocated among the related LIBOR Certificates, pro rata, according to the Class Certificate Balance of each such class in reduction of the amount of interest otherwise distributable to that class; provided, however, that the amount of Net Deferred Interest allocated to any class of certificates on a Distribution Date will not exceed the amount of Current Interest (prior to reduction for Net Deferred Interest) for such class for that Distribution Date.  To the extent that any Net Deferred Interest allocated to a class of certificates would exceed the amount of Current Interest (prior to reduction for Net Deferred Interest) for that class for that Distribution Date, the amount of that excess will be allocated to the Class C Certificates to the extent distributions would otherwise be made to the Class C Certificates.  Thereafter, that excess amount will be allocated among the classes of certificates, in proportion to, and up to, the amount of any remaining interest otherwise distributable on the certificates.

Any Net Deferred Interest allocated to a class of LIBOR Certificates will be added to the Class Certificate Balance of the applicable class of certificates.

The Corridor Contract

The supplemental interest trust will enter into an interest rate corridor transaction with Merrill Lynch Capital Services, Inc. (the “Corridor Counterparty”), as evidenced by a confirmation between the supplemental interest trustee, on behalf of the supplemental interest trust, and the Corridor Counterparty (the “Corridor Contract”).  The LIBOR Certificates will have the benefit of the Corridor Contract.  The rights and obligations of the Corridor Counterparty are as set forth in the Corridor Contract pursuant to which the terms of an ISDA Master Agreement were incorporated into the confirmation, as if such an ISDA Master Agreement had been executed by the Supplemental Interest Trustee on behalf of the Supplemental Interest Trust and the Corridor Counterparty on the date such Corridor Contract was executed.  The Corridor Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

With respect to the Corridor Contract and any Distribution Date beginning on the initial Distribution Date up to and including the Distribution Date in June 2008 (the “Corridor Contract Termination Date”), the amount payable by the Corridor Counterparty under the Corridor Contract will equal the product of (i) the excess, if any, of (x) the lesser of (A) One–Month LIBOR (as determined by the Corridor Counterparty) and (B) the Corridor Contract Ceiling Rate, over (y) the Corridor Contract Strike Rate for that Distribution Date, (ii) the Corridor Contract Notional Balance for that Distribution Date and (iii) (x) the actual number of days in the related Interest Accrual Period, divided by (y) 360.

The “Corridor Contract Notional Balance,” the “Corridor Contract Strike Rate” and the “Corridor Contract Ceiling Rate” for each Distribution Date and the Corridor Contract are set forth in the table below:

Month of Distribution Date	Corridor Contract Notional Balance ($)	Corridor Contract Ceiling Rate%	Corridor Contract Strike Rate%
August 2007	495,500,000.00	10.22000	7.38111
September 2007	484,809,422.34	10.22000	5.82092
October 2007	474,351,225.33	10.22000	6.03764
November 2007	464,120,281.60	10.22000	5.82097
December 2007	454,111,578.41	10.22000	6.03770
January 2008	444,320,215.07	10.22000	5.82102
February 2008	434,741,400.40	10.22000	5.82105
March 2008	425,370,450.20	10.22000	6.26943
April 2008	416,202,784.97	10.22000	5.82110
May 2008	407,233,927.37	10.22000	6.03783
June 2008	398,459,500.08	10.22000	5.82116
July 2008 and thereafter	0.00	0.00000	0.00000

On each Distribution Date on or prior to the Corridor Contract Termination Date, amounts paid to the Supplemental Interest Trust in respect of the Corridor Contract will be deposited into the Supplemental Interest Reserve Fund.  On each Distribution Date, amounts in the Supplemental Interest Reserve Fund will be distributed to pay any Net Rate Carryover with respect to the LIBOR Certificates prior to distributions of Excess Cashflow and Net Swap Payments.

On any Distribution Date prior to the Corridor Contract Termination Date, any portion of any corridor contract payment not withdrawn by the supplemental interest trustee from the Supplemental Interest Reserve Fund for distribution to the LIBOR Certificates with respect to any Distribution Date will be distributed to the Class C Certificates and will not be available for payments on future Distribution Dates.  If the Corridor Contract is terminated early, the Corridor Counterparty is likely to owe a termination payment to the supplemental interest trustee, payable in a lump sum to be deposited in the Supplemental Interest Reserve Fund and such amount will be either used to purchase a replacement corridor contract or disbursed on future Distribution Dates to the Distribution Account to pay Net Rate Carryover Amounts to the holders of the LIBOR Certificates until the Corridor Contract Termination Date.  However, if a termination occurs, we can not give you any assurance that any such termination payment will be sufficient to purchase a replacement corridor contract or pay all such Net Rate Carryover Amounts.

The Corridor Contract will be subject to early termination only in limited circumstances.  These circumstances generally include certain insolvency or bankruptcy events, the failure by the Corridor Counterparty (within one business days after notice of such failure is received by the Corridor Counterparty) to make a payment due under the Corridor Contract, the failure by the Corridor Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under the Corridor Contract and the Corridor Contract becoming illegal or subject to certain kinds of taxation.

It will be a termination event under the Corridor Contract if the rating, by any Rating Agency, of the Counterparty’s unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating Agency (a “Counterparty Rating Downgrade ”) as specified in the Corridor Contract and the Corridor Counterparty does not take certain action as specified in each contract, at its own expense, which may include (a) causing another entity to replace the Counterparty that meets or exceeds the ratings requirements of the Rating Agencies, and that is approved by the supplemental interest trustee as further described in the Corridor Contract, on terms substantially similar to the related contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor the Counterparty’s obligations under the related contract that satisfies the ratings requirements of the Rating Agencies, provided that such other person is approved by the supplemental interest trustee as further described in the Corridor Contract; (c) posting collateral in accordance with the related credit support annex; and (d) establishing any other arrangement satisfactory to the applicable Rating Agency.

It will be an additional termination event under the Corridor Contract if the Corridor Counterparty has failed to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”) with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract and the Corridor Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Corridor Contract and (iii) is approved by the depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.  In the alternative, the Corridor Counterparty may under certain circumstances post collateral satisfactory to both the Corridor Counterparty and the depositor to the extent necessary to render the relevant requirement of Regulation AB to be inapplicable.

Distributions from the Supplemental Interest Reserve Fund

On each Distribution Date, prior to the distributions of Excess Cashflow described under “ —Overcollateralization Provisions,” the supplemental interest trustee will distribute any amounts received with respect to the Corridor Contract and deposited in the Supplemental Interest Reserve Fund in the following order of priority:  (1) concurrently, to the classes of senior interest-bearing certificates, pro rata based on the Net Rate Carryover for each such class, to pay any Net Rate Carryover for each such class; and (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, to pay any Net Rate Carryover for each such class.

Principal

Distributions of Principal.  On each Distribution Date, an amount up to the Principal Distribution Amount for that Distribution Date is required to be distributed (with the Principal Remittance Amount being applied first and the Extra Principal Distribution Amount being applied thereafter) as follows until such Principal Distribution Amount has been fully distributed:

For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect in the following priority:

(1) concurrently:

(x) from the Principal Distribution Amount for Loan Group 1 in the following priority:

(i)       to the Swap Account, the product of the (x) related Swap Allocation Percentage for that Distribution Date and (y) the Net Swap Payment and Swap Termination Payment (other than a Swap Termination Payment due to a Swap Provider Trigger Event), payable to the Swap Counterparty with respect to that Distribution Date not previously paid from the Interest Funds;

(ii)      to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

(iii)     concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(iv)     concurrently, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 Certificates, pro rata (after any distributions to such classes pursuant to clause (y)(ii) below), until their Class Certificates Balances are reduced to zero;

(y) from the Principal Distribution Amount for Loan Group 2 in the following priority:

(i)        to the Swap Account, the product of the (x) related Swap Allocation Percentage for that Distribution Date and (y) the Net Swap Payment and Swap Termination Payment, (other than a Swap Termination Payment due to a Swap Provider Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date not previously paid from the Interest Funds;

(ii)       concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(iii)      concurrently, to Class 1-A-1 and Class 1-A-2 Certificates, pro rata, (after any distribution to such classes pursuant to clause (x)(iii) above), until their Class Certificate Balances are reduced to zero;

(2) from the remaining Principal Distribution Amount for each loan group in the following priority:

(i)        sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

(ii)       any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect in the following priority:

(1) concurrently:

(x) from the Principal Distribution Amount for Loan Group 1 in the following priority:

(i)        to the Swap Account, the product of the (x) related Swap Allocation Percentage for that Distribution Date and (y) the Net Swap Payment and Swap Termination Payment, (other than a Swap Termination Payment due to a Swap Provider Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date not previously paid from the Interest Funds;

(ii)       concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, any Group 1 Senior Principal Distribution Amount remaining undistributed for that Distribution Date, until their respective Class Certificate Balances are reduced to zero; and

(iii)      concurrently, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 Certificates, pro rata (after any distributions to such classes pursuant to clause (y)(ii) below), any Group 2 Senior Principal Distribution Amount remaining undistributed for that Distribution Date, until their Class Certificates Balances are reduced to zero

(y) from the Principal Distribution Amount for Loan Group 2 in the following priority:

(i)        to the Swap Account, the product of the (x) related Swap Allocation Percentage for that Distribution Date and (y) the Net Swap Payment and Swap Termination Payment, (other than a Swap Termination Payment due to a Swap Provider Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date not previously paid from the Interest Funds;

(ii)       concurrently, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, any Group 2 Senior Principal Distribution Amount remaining undistributed for that Distribution Date, pro rata, until their respective Class Certificate Balances are reduced to zero; and

(iii)      concurrently, to Class 1-A-1 and Class 1-A-2 Certificates, pro rata, (after any distribution to such classes pursuant to clause (x)(ii) above), any Group 1 Senior Principal Distribution Amount remaining undistributed for that Distribution Date, until their Class Certificate Balances are reduced to zero;

(2) from the remaining Principal Distribution Amount for each loan group in the following priority:

(i)        sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Subordinated Class Principal Distribution Target Amount for each such class, in each case until its Class Certificate Balance is reduced to zero; and

(ii)       any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Definitions Related to Principal Distributions.

“Stated Principal Balance” means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that Mortgage Loan through the last day of the Prepayment Period in which the Due Date occurs and increased by any Deferred Interest added to the principal balance on or prior to that Due Date.  The Stated Principal Balance of a Liquidated Mortgage Loan is zero.

The “Pool Principal Balance” equals the aggregate Stated Principal Balances of the Mortgage Loans.

“Prepayment Period” means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from July 1, 2007) through the fifteenth day of the calendar month in which the Distribution Date occurs.

“Principal Distribution Amount” means, with respect to each Distribution Date and loan group, the product of (x) the related Distribution Percentage and (y) the sum of (i) the (a) aggregate Principal Remittance Amount for both loan groups for that Distribution Date, minus (b) the Overcollateralization Release Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

“Distribution Percentage” means for either loan group and Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Principal Remittance Amount for that loan group and Distribution Date and the denominator of which is the aggregate Principal Remittance Amount for both loan groups for that Distribution Date.

“Senior Principal Distribution Amount” for any Distribution Date on or after the Stepdown Date (and so long as no Trigger Event is in effect), an amount equal to the lesser of: (i) the Principal Distribution Amount for that Distribution Date; and (ii) the excess of (a) the aggregate Class Certificate Balance of the Senior Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) 14.125% for any Distribution Date prior to the Distribution Date in August 2013 and 11.300% for any Distribution Date on or after the Distribution Date in August 2013 and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month prior to the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date related to the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date), less the OC floor.

“Group 1 Senior Principal Distribution Amount” means, with respect to loan group 1 and any Distribution Date on or after the Stepdown Date (and so long as no Trigger Event is in effect), the product of (x) the Distribution Percentage for loan group 1 for that Distribution Date and (y) the Senior Principal Distribution Amount for that Distribution Date.

“Group 2 Senior Principal Distribution Amount” means, with respect to loan group 2 and any Distribution Date on or after the Stepdown Date (and so long as no Trigger Event is in effect), the product of (x) the Distribution Percentage for loan group 2 for that Distribution Date and (y) the Senior Principal Distribution Amount for that Distribution Date.

“Subordinated Class Principal Distribution Target Amount” means, for any class of subordinated certificates and Distribution Date, the excess of:

(1)           the sum of: (a) the aggregate Class Certificate Balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount for that Distribution Date), (b) the aggregate Class Certificate Balance of any class(es) of Subordinated Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinated Class Principal Distribution Target Amount(s) for such more senior class(es) of certificates for such Distribution Date), and (c) the Class Certificate Balance of the subject class of Subordinated Certificates immediately prior to such Distribution Date over

(2)           the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for that Distribution Date minus the OC Floor;

provided, however, that if such class of subordinated certificates is the only class of Subordinated Certificates outstanding on such Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount until its Class Certificate Balance is reduced to zero.

The “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinated Certificates will approximately equal the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage (1)	Stepdown Target Subordination Percentage (2)
Class M-1	4.200%	10.500%	8.400%
Class M-2	3.650%	9.125%	7.300%
Class M-3	3.150%	7.875%	6.300%
Class M-4	2.650%	6.625%	5.300%
Class M-5	2.300%	5.750%	4.600%
Class M-6	1.950%	4.875%	3.900%
Class M-7	1.600%	4.000%	3.200%
Class M-8	1.250%	3.125%	2.500%
Class M-9	0.900%	2.250%	1.800%

___________________
(1)	For any Distribution Date occurring on or after the Distribution Date occurring in August 2010 and prior to the Distribution Date occurring in August 2013.

(2)	For any Distribution Date occurring on or after the Distribution Date occurring in August 2013.

The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinated Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinated Certificates and the Overcollateralization Amount.  The Initial Target Subordination Percentage for any class of Subordinated Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate initial Class Certificate Balance of any class(es) of certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date.

“Extra Principal Distribution Amount” means, with respect to any Distribution Date, the lesser of (i) the excess of (x) the Interest Remittance Amount for that Distribution Date over (y) the aggregate amount of Current Interest and Interest Carry Forward Amount for that Distribution Date and (ii) the Overcollateralization Deficiency Amount for that Distribution Date.

“OC Floor” means an amount equal to 0.50% of the Cut-off Date Pool Principal Balance.

“Overcollateralization Deficiency Amount,” means, with respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on that Distribution Date (after giving effect to distributions of the Principal Remittance Amount on that Distribution Date).

 “Overcollateralization Target Amount” means with respect to any Distribution Date (a) prior to the Stepdown Date, an amount equal to 0.90% of the aggregate Stated Principal Balance of the Mortgage Loans as of the cut-off date and (b) on or after the Stepdown Date, the greater of (i) (x) for any Distribution Date prior to the Distribution Date in August 2013, an amount equal to 2.25% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (y) for any Distribution Date on or after the Distribution Date in August 2013, an amount equal to 1.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” means, for any Distribution Date, the amount, if any, by which (x) the Pool Principal Balance as of the Due Date in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period) exceeds (y) the aggregate Class Certificate Balance of the LIBOR Certificates (after giving effect to distributions of the Principal Distribution Amount (excluding the Extra Principal Distribution Amount) on that Distribution Date).

“Overcollateralization Release Amount” means with respect to any Distribution Date for which the Excess Overcollateralization Amount is, or would be after taking into account all other distributions to be made on that Distribution Date, greater than zero, an amount equal to the lesser of (x) the Excess Overcollateralization Amount for that Distribution Date and (y) the Principal Remittance Amount for that Distribution Date.

“Excess Overcollateralization Amount” means, with respect to any Distribution Date, the excess, if any, of the Overcollateralized Amount on that Distribution Date over the Overcollateralization Target Amount on that Distribution Date

“Stepdown Date” means the earlier to occur of (x) the Distribution Date following the Distribution Date on which the aggregate Class Certificate Balance of the Senior Certificates is reduced to zero and (y) the later to occur of (i) the Distribution Date in August 2010 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is equal to or greater than approximately (a) on any Distribution Date prior to the Distribution Date in August 2013, 14.125% and (b) on any Distribution Date on or after the Distribution Date in August 2013, 11.300%.

A “Trigger Event” is in effect with respect to a Distribution Date on or after the Stepdown Date if either a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

A “Delinquency Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds 40.00% of the Senior Enhancement Percentage for such Distribution Date.

The “Senior Enhancement Percentage” with respect to a Distribution Date on or after the Stepdown Date is equal to a fraction (expressed as a percentage) of:

(1)           the numerator of which is the sum of the aggregate Class Certificate Balance of the subordinated certificates and the Overcollateralized Amount (which, for purposes of this definition only, shall not be less than zero) and

(2)           the denominator of which is the Pool Principal Balance for the preceding Distribution Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

A “Cumulative Loss Trigger Event” is in effect with respect to a Distribution Date on or after the Stepdown Date if the aggregate amount of Realized Losses on the Mortgage Loans from (and including) the Cut-off Date for each such Mortgage Loan to (and including) the related Due Date (reduced by the aggregate amount of Subsequent Recoveries received from the Cut-off Date through the Prepayment Period related to that Due Date) exceeds the applicable percentage, for that Distribution Date, of the Cut-off Date Pool Principal Balance, as set forth below:

Distribution Date	Percentage

August 2009 – July 2010	0.15% with respect to August 2009, plus an additional 1/12th of 0.20% for each month thereafter through July 2010

August 2010 – July 2011	0.35% with respect to August 2010, plus an additional 1/12th of 0.30% for each month thereafter through July 2011

August 2011 – July 2012	0.65% with respect to August 2011, plus an additional 1/12th of 0.25% for each month thereafter through July 2012

August 2012 – July 2013	0.90% with respect to August 2012, plus an additional 1/12th of 0.35% for each month thereafter through July 2013

August 2013– July 2014	1.25% with respect to August 2013, plus an additional 1/12th of 0.10% for each month thereafter through July 2014

August 2014 and thereafter	1.35%

 “Unpaid Realized Loss Amount” means for any class of certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Class Certificate Balance of that class due to the allocation of Subsequent Recoveries to the Class Certificate Balance of that class.

 “Realized Loss” means, with respect to any defaulted Mortgage Loan, the excess of the Stated Principal Balance of such defaulted Mortgage Loan over the liquidation proceeds allocated to principal that have been received with respect to such Mortgage Loan on or at any time prior to the Due Date after such Mortgage Loan has been liquidated.

 “Rolling Three Month Delinquency Rate” means, with respect to any Distribution Date, an amount equal to the average of the Delinquency Rates for that Distribution Date and for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

“Delinquency Rate” means, with respect to any Distribution Date on or after the Stepdown Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that are 60 or more days delinquent (including all foreclosures, bankruptcies and REO properties) as of the close of business on the last day of the calendar month preceding the month of that Distribution Date, and the denominator of which is the Pool Principal Balance as of the related Due Date (after giving effect to principal prepayments, the principal portion of any liquidation proceeds and any Subsequent Recoveries received in the related Prepayment Period).

“Subsequent Recoveries” means unexpected recoveries received after the determination by the Servicer that it has received all proceeds it expects to receive, with respect to the liquidation of a Mortgage Loan that resulted in a Realized Loss (other than the amount of such net recoveries representing any profit realized by the Servicer in connection with the liquidation of any Mortgage Loan and net of reimbursable expenses) in a month prior to the month of the receipt of such recoveries.

Overcollateralization Provisions

The Weighted Average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates.  As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the Offered Certificates and the fees and expenses payable by the issuing entity and any Net Swap Payments payable to the Swap Counterparty.  The Excess Cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the Interest Funds remaining after the distribution of interest to the holders of the certificates for that Distribution Date as described under “—Interest” above and (ii) any remaining Principal Distribution Amount for that date after distributions to the holders of the certificates as described under “—Principal” above.

With respect to any Distribution Date, any Excess Cashflow will be paid to the classes of certificates in the following priority, in each case to the extent of the remaining Excess Cashflow:

(1)           concurrently to the certificates then entitled to receive principal on that Distribution Date to the extent necessary to maintain or restore the required level of overcollateralization in the same priority in which they receive distributions of principal;

(2)           concurrently and pro rata based on the aggregate Unpaid Realized Loss Amount for each senior certificate group (x) sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, the Unpaid Realized Loss amount for each such class; and (y) sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, the Unpaid Realized Loss Amount for each such class;

(3)           sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Unpaid Realized Loss Amount for each such class;

(4)           concurrently, to each class of LIBOR Certificates, pro rata, based on their respective entitlements, any Net Rate Carryover for each such class (after giving effect to application of any payments under the Corridor Contract);

(5)           to the swap trust to pay any unpaid Swap Termination Payments due to the Swap Counterparty Trigger Event under the Swap Contract; and

(6)           to the Class C and the Class A-R Certificates, as specified in the pooling and servicing agreement.

The Swap Contract

DBNTC, as swap trustee on behalf of the swap trust will enter into an interest rate swap transaction, as evidenced by a confirmation (the “Swap Contract”) with the Swap Counterparty, for the benefit of the LIBOR Certificates.  The LIBOR Certificates will have the benefit of the Swap Contract.  The rights and obligations of the Swap Counterparty are as set forth in the Swap Contract pursuant to which the terms of an ISDA Master Agreement were incorporated into the confirmation, as if such an ISDA Master Agreement had been executed by the Swap Trustee on behalf of the Swap Trust and the Swap Counterparty on the date such Swap Contract was executed.  The Swap Contract is also subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

On each Distribution Date beginning in July 2008 through and including the Distribution Date on or prior to the Distribution Date in August 2014 (the “Swap Contract Termination Date”), the swap trustee will be obligated to pay to the Swap Counterparty an amount equal to the product of:

(a)           a fixed rate of 5.30% per annum,

(b)           250,

(c)           the Swap Contract Notional Balance for that Distribution Date and

(d)           the actual number of days in the related calculation period, divided by 360.

In addition, on or prior to each Distribution Date to and including the Swap Contract Termination Date, the Swap Counterparty will be obligated to pay to the swap trustee an amount equal to the product of:

(a)           One-Month LIBOR (as determined by the Swap Counterparty),

(b)           250,

(c)           the Swap Contract Notional Balance for that Distribution Date and

(d)           the actual number of days in the related calculation period, divided by 360

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table (the “Swap Table”).

Month of Distribution Date	Swap Contract Notional Balance ($)
August 2007	0.00
September 2007	0.00
October 2007	0.00
November 2007	0.00
December 2007	0.00
January 2008	0.00
February 2008	0.00
March 2008	0.00
April 2008	0.00
May 2008	0.00
June 2008	0.00
July 2008	1,370,829.14
August 2008	1,339,452.32
September 2008	1,306,989.54
October 2008	1,274,451.95
November 2008	1,243,422.32
December 2008	1,221,144.03
January 2009	1,202,325.71
February 2009	1,183,849.22
March 2009	1,167,012.87
April 2009	1,150,896.69
May 2009	1,137,493.70
June 2009	1,123,000.73
July 2009	1,106,964.11
August 2009	1,090,771.95
September 2009	1,073,585.72
October 2009	1,055,117.94
November 2009	1,037,357.62
December 2009	1,019,947.94
January 2010	1,005,122.90
February 2010	989,767.90
March 2010	975,754.27
April 2010	961,997.23
May 2010	950,814.32
June 2010	934,941.59
July 2010	912,808.96
August 2010	880,165.70
September 2010	847,206.18
October 2010	816,167.71
November 2010	790,462.33
December 2010	767,860.95
January 2011	747,873.97
February 2011	728,427.13
March 2011	710,403.24
April 2011	692,857.33
May 2011	677,443.81
June 2011	664,281.15
July 2011	648,160.86
August 2011	631,525.41
September 2011	613,661.74
October 2011	594,688.86
November 2011	576,434.86
December 2011	557,695.28
January 2012	540,259.70
February 2012	522,517.26
March 2012	505,290.84
April 2012	485,145.67
May 2012	466,157.29
June 2012	446,479.77
July 2012	424,040.29
August 2012	400,221.93
September 2012	374,788.40
October 2012	350,239.33
November 2012	327,895.89
December 2012	307,592.32
January 2013	290,699.40
February 2013	275,208.54
March 2013	260,983.31
April 2013	247,909.84
May 2013	236,263.63
June 2013	225,495.89
July 2013	214,139.47
August 2013	203,336.57
September 2013	192,964.05
October 2013	177,168.08
November 2013	163,815.74
December 2013	152,138.25
January 2014	142,460.86
February 2014	133,648.45
March 2014	126,083.57
April 2014	119,367.64
May 2014	113,579.48
June 2014	108,043.71
July 2014	102,037.76
August 2014	96,341.25
September 2014 and thereafter	0.00

Net Swap Payments; Application of Net Swap Payments

With respect to the Swap Contract, the swap trustee or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party (as described above) over the payment that it is entitled to receive from that other party (as also described in the two preceding subsections).

In the event that a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date and Swap Contract, the trustee will deduct from Interest Funds for each loan group, pro rata, the amount of such Net Swap Payment or Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) as described under clause first (1) under “—Interest” above (and to the extent that Interest Funds are insufficient, the trustee will deduct from the Principal Remittance Amount, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the amount of such Swap Termination Payment will be paid as and when described under clause (5) under “—Overcollateralization Provisions” above.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the swap trustee will deposit such payment into the Swap Account.  The swap trustee will make a corresponding withdrawal of such amount for distribution to the holders of the LIBOR Certificates to pay any (a) Current Interest and Interest Carry Forward Amounts with respect to the LIBOR Certificates and (b) any Net Rate Carryover with respect to the LIBOR Certificates, in each case that remain unpaid following distribution of the Interest Funds and the Excess Cashflow for that Distribution Date, as well as (c) the lesser of (x) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds and the Excess Cashflow for that Distribution Date and (y) the cumulative amount of Realized Losses allocated to the certificates.  Any portion of any Net Swap Payment not withdrawn by the swap trustee from the Swap Account for distribution to the LIBOR Certificates with respect to any Distribution Date will remain in the Swap Account for distribution to the LIBOR Certificates on future Distribution Dates for the purposes described in this paragraph.

Distributions From the Swap Account

On each Distribution Date, following the distributions of Excess Cashflow described under “ —Overcollateralization Provisions,” the swap trustee will distribute any amounts on deposit in the Swap Account in the following amounts and order of priority:

(1)           to the Swap Counterparty, any Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payments due to a Swap Counterparty Trigger Event);

(2)           concurrently, to the classes of interest-bearing Senior Certificates, any Current Interest and Interest Carry Forward Amount remaining unpaid, pro rata based on their respective entitlements;

(3)           sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to any Current Interest and Interest Carry Forward Amount remaining unpaid for such class;

(4)           to the class or classes of certificates then entitled to receive distributions in respect of principal, any remaining Overcollateralization Deficiency Amount;

(5)           concurrently and pro rata based on the aggregate Unpaid Realized Loss Amount for each senior certificate group, (x) sequentially, the Class 1-A-1 and Class 1-A-2 Certificates, in that order, the Unpaid Realized Loss amount for each such class; and (y) sequentially, to the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates, in that order, the Unpaid Realized Loss Amount for such class;

(6)           sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Unpaid Realized Loss Amount for each such class;

(7)           concurrently, to each class of Senior Certificates, pro rata, based on their respective entitlements, any remaining Net Rate Carryover for each such class;

(8)           sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any remaining Net Rate Carryover for each such class;

(9)           to the swap trust any unpaid Swap Termination Payments due to a Swap Counterparty Trigger Event; and

(10)           to the Class C Certificates, any remaining amounts in the Swap Account.

Notwithstanding the foregoing priority of distribution, the cumulative amount paid with respect to clause (4) above shall not, on any Distribution Date, exceed the cumulative amount of Realized Losses incurred on the Mortgage Loans as of that Distribution Date.

Early Termination of the Swap Contract; Swap Termination Payments

The Swap Contract will be subject to early termination upon an event of default or a termination event under the Swap Contract.  Events of default under the Swap Contract include, among other things:

•	failure to make a payment due under the Swap Contract, one business days after notice of such failure is received,

•	certain insolvency or bankruptcy events, and

•	a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

Termination events under the Swap Contract include, among other things:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Contract),

•
a tax event (which generally relates to either party to the Swap Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

•
a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

In addition to the termination events specified above, the Swap Contract will be subject to Additional Termination Events (as defined in the related ISDA Master Agreement).  These Additional Termination Events will occur under the Swap Contract if:

•
there is an amendment to the pooling and servicing agreement that could reasonably be expected to materially adversely affect the Swap Counterparty that is made without the prior written consent of that Swap Counterparty;

•
the rating, by any Rating Agency, of the Swap Counterparty’s unsecured, long-term senior debt obligations or its unsecured, short-term debt obligations falls below a certain level or levels established by such Rating Agency (a “Swap Counterparty Rating Downgrade”) as specified in the Swap Contract and the Swap Counterparty does not take certain action as specified in the Swap Contract, at its own expense, which may include (a) causing another entity to replace the Swap Counterparty that meets or exceeds the ratings requirements of the Rating Agencies, and that is approved by the supplemental interest trustee on terms substantially similar to the Swap Contract; (b) obtaining a guaranty of, or a contingent agreement of another person to honor the Swap Counterparty’s obligations under the Swap Contract that satisfies the ratings requirements of the Rating Agencies, provided that such other person is approved by the supplemental interest trustee; (c) posting collateral in the amount and at the times required under the Credit Support Annex; or

•
the Swap Counterparty fails to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”) with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of the Swap Counterparty, provided the depositor is given notice) and any Rating Agency, if applicable.

“Swap Counterparty Trigger Event” means an event of default under the Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a Swap Counterparty Rating Downgrade.

A “Swap Termination Payment” is a termination payment required to be made by either the swap trustee or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract due to an event of default or termination event attributable to either party.  In the event that a Swap Termination Payment is payable by the Swap Counterparty in connection with the termination of the Swap Contract and such amount is not sufficient to procure a replacement swap contract, that Swap Termination Payment will be deposited in the Swap Account and distributed to the holders of the classes of LIBOR Certificates on future Distribution Dates to pay amounts as discussed above under “—Net Swap Payments; Application of Net Swap Payments and Distributions From the Swap Account.”

Additional Matters Regarding the Swap Contract and the Corridor Contract

The “significance percentage” for each of the Swap Contract and the Corridor Contract, and for both contracts taken in the aggregate, is less than 10%.  The significance percentage is the percentage that the significance estimate of each contract represents of the aggregate Class Certificate Balance of the certificates related to that contract.  The “significance estimate” of each contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract made in substantially the same manner as that used in IndyMac Bank’s internal risk management process in respect of similar instruments.

The Offered Certificates do not represent an obligation of the Corridor Counterparty, the Swap Counterparty, the Supplemental Interest Trustee or the Swap Trustee.  The holders of the LIBOR Certificates are not parties to or beneficiaries under the Corridor Contract and the Swap Contract and will not have any right to proceed directly against the Corridor Counterparty, the Swap Counterparty, the Supplemental Interest Trustee or the Swap Trustee in respect of their respective obligations under either the Corridor Contract or the Swap Contract.

The Swap Contact and the Corridor Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

Determination of LIBOR

LIBOR applicable to an Interest Accrual Period for the LIBOR Certificates will be determined on the second London Business Day prior to the commencement of such Interest Accrual Period (a “LIBOR Determination Date”).  On each LIBOR Determination Date the Trustee, as calculation agent (in such capacity, the “Calculation Agent”), will establish LIBOR for the Interest Accrual Period on the basis of the British Bankers’ Association (“BBA”) “Interest Settlement Rate” for one-month deposits in U.S. dollars as found on Reuters Page LIBOR01 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market.  Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.  “Reuters Page LIBOR01” means the display page designated as the “LIBOR01” page on Reuters (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).  “London Business Day” means any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

If on the initial LIBOR Determination Date, the Calculation Agent is required but unable to determine LIBOR in the manner provided in the prospectus, LIBOR for the initial LIBOR Determination Date will be 5.32%.

Carryover Reserve Fund

The Pooling and Servicing Agreement establishes an account (the “Carryover Reserve Fund”), which is held in trust by the trustee on behalf of the holders of the certificates.  On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “—Overcollateralization Provisions” above, the trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover on the Offered Certificates as described under “—Overcollateralization Provisions” above.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Class Certificate Balance of the offered certificates exceeds the Pool Principal Balance, the amount of such excess will be applied sequentially to the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2, Class M-1, Certificates, in that order, to reduce the Class Certificate Balances of such certificates.  After the Class Certificate Balance of each Class of Subordinated Certificates have been reduced to zero, (i) if the aggregate Class Certificate Balance of the Group 1 Senior Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of that excess will be allocated sequentially to the Class 1-A-2 and Class 1-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and (ii) if the aggregate Class Certificate Balance of the Group 2 Senior Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of that excess will be allocated sequentially to the Class 2-A-3, Class 2-A-2 and Class 2-A-1 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero.  Any such reduction described in this paragraph is an “Applied Realized Loss Amount.”

Interest on any class of certificates, the Class Certificate Balance of which has been reduced through the application of Applied Realized Loss Amounts as described above, will accrue for the related class of certificates on the Class Certificate Balance as so reduced unless the Class Certificate Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Class Certificate Balance of such class as described in the definition of Class Certificate Balance above.

Relief Act Reductions

On any Distribution Date, any Relief Act Reductions will be allocated first to Excess Cashflow on the Mortgage Loans for the related Distribution Date and thereafter as a reduction of Current Interest for the LIBOR Certificates, pro rata, on the basis of the respective amounts of interest accrued on those certificates for that Distribution Date.  The LIBOR Certificates will not be entitled to reimbursement for the allocation of any Relief Act Reductions described in the preceding sentence.

Residual Certificates

The Residual Certificates will remain outstanding for so long as the issuing entity will exist.  On each Distribution Date the holders of each Class of Residual Certificates will be entitled to receive certain distributions as provided in the pooling and servicing agreement.  It is not anticipated that there will be any significant amounts remaining for such distribution to the Residual Certificates.